UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐

Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Orchids Paper Products Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

NOTICE OF 2018
ANNUAL MEETING
AND
PROXY STATEMENT

Orchids Paper Products Company
4826 Hunt Street
Pryor, Oklahoma 74361
March 15, 2018
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of Orchids Paper Products Company to be held at the offices of Polsinelli PC located on the 42nd floor at 600 Third Avenue, New York, New York 10016 on Monday, April 30, 2018, at 1:00 p.m. Eastern Time.
At the meeting you will be asked to: (1) elect seven directors; (2) approve, by advisory vote, our executive compensation; (3) ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for 2018; (4) vote to amend the Company’s Certificate of Incorporation; (5) approve an amendment to the Company’s 2014 Stock Incentive Plan; and (6) transact such other business as may properly come before the meeting.
The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.
Your vote is important. We urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. As explained more fully in the proxy statement included with this notice and the Notice of Availability of Proxy Materials, you can vote by using the Internet, by telephone, by mail or in person. Regardless of whether you currently expect to attend the annual meeting, you may vote by using the Internet or telephone to ensure that your vote will be counted even if you decide later not to attend the meeting.
Thank you for your continued support of Orchids Paper Products Company.
Sincerely,

Jeffrey S. Schoen President and Chief Executive Officer

ORCHIDS PAPER PRODUCTS COMPANY
4826 Hunt Street
Pryor, Oklahoma 74361
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 30, 2018
The 2018 annual meeting of Stockholders of ORCHIDS PAPER PRODUCTS COMPANY, a Delaware corporation (the “Company”), will be held at the offices of Polsinelli PC located on the 42nd floor at 600 Third Avenue, New York, New York 10016 on Monday, April 30, 2018, at 1:00 p.m. Eastern Time (the “meeting”) to consider and act upon the following matters:
1.
the election of seven directors for one-year terms expiring at the conclusion of the Company’s annual meeting in 2019;

2.
to approve, by advisory vote, our executive compensation;

3.
to ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for 2018;

4.
to vote on a proposal to amend the Company’s Certificate of Incorporation to provide that directors are removable with or without cause;

5.
to approve an amendment to the Company’s 2014 Stock Incentive Plan; and

6.
to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

At the meeting, stockholders will also transact such other business as may properly come before the meeting or any adjournments thereof.
The Board of Directors recommends that you vote “FOR” each of the directors nominated under Proposal 1, and “FOR” Proposals 2, 3, 4, and 5.
Only stockholders of record at the close of business on March 5, 2018, are entitled to notice of and to vote in person or by proxy at the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 4826 Hunt Street, Pryor, Oklahoma 74361. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please promptly vote by using the Internet, by telephone, by mail or in person, in each case by following the instructions in the proxy statement. Voting now will not affect your right to vote in person if you later decide to attend the meeting.
The enclosed proxy solicitation material is being mailed to stockholders on or about March 16, 2018, with a copy of the Company’s Annual Report on Form 10-K, which includes financial statements for the year ended December 31, 2017 and the Company’s independent registered public accounting firm’s report thereon.
Please vote as soon as possible, even if you plan to attend the Annual Meeting in person. In accordance with New York Stock Exchange (“NYSE”) rules, your broker will not be able to vote your shares with respect to any non-routine matters (including the election of directors) if you have not given your broker specific instructions to do so. The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for the current year (Proposal 3). The election of directors (Proposal 1), vote on executive compensation (Proposal 2), vote on the amendment of the Company’s Certificate of Incorporation to provide that directors are removable with or without cause (Proposal 4), and vote on the amendment of the Company’s 2014 Stock Incentive Plan (Proposal 5) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote on non-routine matters without instructions, and therefore broker non-votes may exist in connection with such proposals.

If your shares are held in “street name” in a stock or brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote, your shares will not be voted on any non-routine matter voted upon at the meeting.
By Order of the Board of Directors

Jeffrey S. Schoen President and Chief Executive Officer
Important Notice Regarding the Internet Availability of Proxy Materials. The Company has saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with Securities and Exchange Commission rules. On or about March 16, 2018, the Company will mail to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Company’s Annual Meeting proxy statement and the 2017 Annual Report on Form 10-K. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet or by telephone and how to request a paper copy of the proxy materials, if you so desire. As described in the Notice, the Company’s Annual Meeting proxy statement and the 2017 Annual Report on Form 10-K are available to you at www.viewproxy.com/orchidspaper/2018 .
Even though you may currently plan to attend the meeting in person, please vote by using the Internet, by telephone or by mail, in each case by following the instructions in the proxy statement. Should you attend the meeting in person, you may revoke your proxy and vote in person.

2018 ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT	1
ABOUT THE MEETING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	6
BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT	6
BENEFICIAL OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS, AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP	7
PROPOSAL 1 ELECTION OF DIRECTORS	8
REPORT OF THE AUDIT COMMITTEE	16
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	17
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	17
COMPENSATION DISCUSSION AND ANALYSIS	17
EXECUTIVE COMPENSATION	26
SUMMARY COMPENSATION TABLE	26
DIRECTORS’ COMPENSATION	31
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS	33
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35
PROPOSAL 2 ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION	38
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39
PROPOSAL 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF ORCHIDS PAPER PRODUCTS COMPANY ANNUAL BONUS PLAN, INCLUDING PERFORMANCE MEASURES SPECIFIED IN THE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE	41
PROPOSAL 5 APPROVAL OF AN AMENDMENT TO THE ORCHIDS PAPER PRODUCTS COMPANY 2014 STOCK INCENTIVE PLAN	42
DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS	48
CODE OF ETHICS	48
HOUSEHOLDING OF PROXY MATERIALS	48
OTHER MATTERS	49
i

ORCHIDS PAPER PRODUCTS COMPANY
4826 Hunt Street
Pryor, Oklahoma 74361
2018 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Orchids Paper Products Company, a Delaware corporation (the “Company”), to be voted at the 2018 annual meeting of Stockholders of the Company (the “annual meeting” or the “meeting”) and any adjournment or postponement of the meeting. The meeting will be held at the offices of Polsinelli PC located on the 42nd floor at 600 Third Avenue, New York, New York 10016 on Monday, April 30, 2018, at 1:00 p.m. Eastern Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. This proxy statement and the accompanying proxy will be first sent or given to stockholders on or about March 16, 2018. Below you will find a summary of matters that specifically relate to the annual meeting and that the Company is required to disclose to you. The Company hopes that you find this summary useful in your understanding of the annual meeting process, the Company’s business, the directors and the other related pertinent matters.
ABOUT THE MEETING
Why Did I Receive This Proxy Statement?
Because you were a stockholder of the Company as of March 5, 2018 (the “Record Date”) and are entitled to vote at the annual meeting, the Board of Directors is soliciting your proxy to vote at the meeting.
This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first mailed to stockholders on or about March 16, 2018.
What Am I Voting On?
You are voting on four items:
1.
The election of seven directors for one-year terms expiring at the conclusion of the annual meeting in 2019 (see page 7);

2.
The approval, by advisory vote, of executive compensation (see page 38);

3.
The ratification of HoganTaylor LLP as the Company’s independent registered public accounting firm for 2018 (see page 39);

4.
The amendment of the Company’s Certificate of Incorporation to provide that directors are removable with or without cause (see page 41); and

5.
The amendment of the Company’s 2014 Stock Incentive Plan to to increase the number of shares that may be issued under the plan (see page 42).

How Do I Vote?
Stockholders of Record:   If you are a stockholder of record at the close of business on the Record Date, there are four ways to vote:
•
by visiting www.AALvote.com/TIS and following the prompts;

•
by calling 866-804-9616;

•
by requesting a proxy card by visiting www.viewproxy.com/orchidspaper/2018 and following the prompts, by calling 877-777-2857, or by emailing requests@viewproxy.com and completing and returning your proxy card; or

•
by written ballot at the meeting.

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on April 29, 2018.
Beneficial Owners or “Street Name Holders”:   Shares which are held in a brokerage account in the name of the broker or other nominee are said to be held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You should complete and return a voting instruction card to your broker, or, in many cases, your broker may allow you to vote via the telephone or internet. Check your proxy card from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.
What Are the Voting Recommendations of the Board of Directors?
The Board of Directors recommends voting:
1.
“FOR ALL NOMINEES” for the directors nominated under Proposal 1.

2.
“FOR” Proposal 2 to approve, by advisory vote, the Company’s executive compensation.

3.
“FOR” Proposal 3 to ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

4.
“FOR” Proposal 4 to amend the Company’s Certificate of Incorporation to provide that directors are removable with or without cause.

5.
“FOR” Proposal 5 to amend the Company’s 2014 Stock Incentive Plan.

If you are a stockholder of record at the close of business on the Record Date, unless you give contrary instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of the Board of Directors and vote “FOR” each of the directors nominated under Proposal 1, and “FOR” Proposals 2, 3, 4, and 5.
Will Any Other Matters Be Voted On?
We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting and you are a stockholder of record at the close of business on the Record Date, your signed proxy card gives authority to Jeffrey S. Schoen to vote on such matters in his discretion.
Who Is Entitled to Vote at the Meeting?
Only stockholders of record or beneficial owners at the close of business on the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record or beneficial owner on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.
If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, you will not be able to vote your shares at the meeting.
How Many Votes Do I Have?
You will have one vote for every share of Company Common Stock you owned on the Record Date.
How Many Votes Can Be Cast by All Stockholders?
10,670,348 consisting of one vote for each share of Company Common Stock outstanding on the Record Date. There is no cumulative voting.

How Many Votes Must Be Present to Hold the Meeting?
The holders of a majority of the aggregate voting power of the Company’s voting Common Stock outstanding on the Record Date, or 5,335,175 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting. If you vote, your shares will be part of the quorum. We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible whether a quorum has been achieved. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.
What is a Broker Non-Vote?
If your shares are held in “street name” through a broker, bank or other nominee (a “nominee”) and you do not provide voting instructions, your nominee may vote your shares on your behalf only on routine matters. The only routine matter to be voted on at the annual meeting is the ratification of the selection of the independent registered public accounting firm. The nominee will not be able to vote your shares on matters considered non-routine, for which specific authorization is required under the rules the New York Stock Exchange imposes on its member organizations. If you do not provide the nominee with voting instructions on a non-routine matter, a “broker non-vote” occurs.
Which Proposals Are Considered “Routine” or “Non-routine”?
Proposal 3 (ratification of the appointment of the independent registered public accounting firm) is a matter that the Company believes will be designated “routine.”
Proposal 1 (election of directors), Proposal 2 (approval, by advisory vote, of executive compensation), Proposal 4 (amendment of the Company’s Certificate of Incorporation), and Proposal 5 (amendment of the Company’s 2014 Stock Incentive Plan) are matters that the Company believes will be considered “non-routine.”
What if I Abstain? How Will Abstentions and Broker Non-Votes Be Counted?
Abstentions and broker non-votes will be counted as present for the purpose of determining whether there is a quorum.
For Proposal 1, abstentions will not have an effect on the vote, and broker non-votes also will not be counted as they are not shares entitled to vote on this proposal.
For Proposal 2, abstentions will have the effect of negative votes, and broker non-votes will not be counted as they are not shares entitled to vote on this proposal.
For Proposal 3, abstentions and broker non-votes will have the effect of negative votes as they are shares entitled to vote on this proposal.
For Proposal 4, abstentions and broker non-votes will have the effect of negative votes, as the affirmative vote of the holders of at least sixty six and two thirds percent (66 2∕3%) of all of the outstanding shares of the Company’s common stock is required to amend the Company’s Certificate of Incorporation.
For Proposal 5, abstentions will have the effect of negative votes, and broker non-votes will not be counted as they are not shares entitled to vote on this proposal.
We encourage you to provide instructions to your brokerage firm by voting and signing your proxy. This action ensures your shares will be voted at the annual meeting.
What Vote Is Required to Approve Each Proposal?
Proposal 1:   The directors will be elected by a plurality vote. This means the seven nominees who receive the most affirmative votes of those stockholders present in person or by proxy and entitled to vote at the meeting will be elected to serve as directors.

Proposal 2:   The vote on executive compensation is an advisory vote. Because this vote is advisory, the results will not be binding on the Board of Directors or the Compensation Committee. The Board of Directors values the opinions of our stockholders as expressed through their votes and other communications. Although this resolution is non-binding, the Board of Directors and the Compensation Committee will consider the outcome of this vote on future executive compensation decisions.
Proposal 3:   For the proposal to ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval.
Proposal 4:   For the proposal to amend the Company’s Certificate of Incorporation to provide that directors are removable with or without cause, the affirmative vote of at least sixty six and two thirds percent (66 2∕3%) of all of the outstanding shares of the Company’s common stock will be required for approval.
Proposal 5:   For the proposal to amend the Company’s 2014 Stock Incentive Plan to increase the number of shares that may be issued under the plan, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval.
Can I Change My Vote?
Yes, you may change your vote before the vote at the 2018 Annual Meeting in accordance with the following procedures:
If you are a stockholder of record as of the close of business on the Record Date, you may change your vote by sending us a new proxy card bearing a later date (which automatically revokes the earlier proxy), by sending a written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this Proxy Statement before the date of the 2018 Annual Meeting, or by attending the 2018 Annual Meeting and voting in person. Attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you specifically make that request. If you voted via Internet or telephone, you may also change your vote with a timely and valid later Internet or telephone vote or by voting by ballot at the annual meeting.
If you hold your shares beneficially in the name of a bank, broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee by 11:59 p.m. EDT on the date before the 2018 Annual Meeting, or, if you have obtained a legal proxy from your bank, broker, trustee or other nominee giving you the right to vote your shares, by attending the 2018 Annual Meeting and voting in person.
When Will There Be Discretionary Voting Authority?
If you are the stockholder of record and return a signed proxy card without indicating your vote, your shares will be voted as follows: (i) FOR ALL NOMINEES for the directors nominated under Proposal 1; (ii) FOR approval, by advisory vote, of the Company’s executive compensation; (iii) FOR ratification of the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for 2018; (iv) FOR the amendment of the Company’s Certificate of Incorporation; (v) FOR the amendment of the Company’s 2014 Stock Incentive Plan; and (vi) your shares may be voted in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment of the meeting. Should a nominee for director become unavailable to serve, the shares will be voted for a substitute designated by the Board of Directors, or for fewer than seven nominees if, in the judgment of the proxy holders, such action is necessary or desirable.
How Can I Access Orchids Paper Products Company’s Proxy Materials and Annual Report Electronically?
As described in the Notice of Internet Availability of Proxy Materials, the Company’s Annual Meeting proxy statement and the Company’s 2017 Annual Report on Form 10-K are available at www.viewproxy.com/orchidspaper/2018.

Who Will Bear the Cost of Soliciting Proxies?
The Company will bear the cost of the solicitation of proxies for the meeting. The Company may also reimburse banks, brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common shares for their reasonable out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or by telephone, facsimile or other means by the Company’s officers, directors and employees, without special compensation for the solicitation.
Where Can I Find the Voting Results of the Annual Meeting?
The Company will announce preliminary voting results at the annual meeting. The Company will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the date of the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
On the Record Date there were 10,670,348 outstanding shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”). Each share of Common Stock is entitled to one vote per share. The following tables set forth certain information known to us with respect to beneficial ownership of the Company’s Common Stock as of March 1, 2018 by:
•
each person known by us to own beneficially more than 5% of the Company’s outstanding Common Stock;

•
each of the Company’s directors;

•
each of the Company’s named executive officers; and

•
all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power over securities. The table below includes the number of all shares of Common Stock the investor actually owns beneficially or of record; all shares of Common Stock over which the investor has or shares voting or dispositive control; and all shares of Common Stock the investor has the right to acquire within 60 days of March 1, 2018 (such as options which are scheduled to become exercisable within 60 days). With respect to each person, beneficial ownership is therefore based on 10,670,348 shares of Common Stock outstanding as of March 1, 2018, plus the number of options held by such person which are currently exercisable or are exercisable within 60 days of March 1, 2018. Shares of Common Stock that the investor has the right to acquire within 60 days of March 1, 2018, pursuant to an option are considered outstanding and beneficially owned by the person holding the options for the purposes of computing beneficial ownership of that person and of the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361.
Beneficial Owners of More Than Five Percent
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Beneficially Owned
Mario Armando Garcia(1) 4826 Hunt Street Pryor, OK 74361	706,083	6.6%

(1)
Fabrica de Papel San Francisco, S.A. de C.V. (“Fabrica”) is the record holder of all of these shares. Mr. Garcia has sole voting power over all of these shares, including options to purchase 20,000 shares of Common Stock, which were awarded to Mr. Garcia during his service on the Board of Directors of the Company since June 10, 2014 as the indirect controlling shareholder and president of Fabrica. Mr. Garcia is the president and controlling shareholder of Group Industrial Garcia Franco, S.A. C.V., which is the controlling shareholder of Fabrica.

Beneficial Ownership of Directors, Named Executive Officers, and Directors and Executive Officers as a Group
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Beneficially Owned
Mario Armando Garcia(1)	706,083	6.6%
Jeffrey S. Schoen(2)	197,389	1.8%
Douglas E. Hailey(3)	102,900	1.0%
Steven R. Berlin(4)	99,902	*
John C. Guttilla(5)	61,250	*
Mark Ravich(6)	43,746	*
Elaine MacDonald(7)	25,000	*
Rodney D. Gloss(8)	20,934	*
All directors and executive officers as a group (8 persons)	1,257,204	11.4%

*
Indicates ownership of less than 1%.

(1)
See Note 1 in the “Beneficial Owners of More Than Five Percent” table above.

(2)
Includes 157,500 shares of Common Stock issuable upon exercise of stock options held by Mr. Schoen.

(3)
Includes 30,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Hailey. Includes 72,900 shares that are held in a margin account.

(4)
Includes 81,250 shares of Common Stock issuable upon exercise of stock options held by Mr. Berlin. Includes 14,650 shares that are held in margin account.

(5)
Includes 32,750 shares of Common Stock issuable upon exercise of stock options held by Mr. Guttilla.

(6)
Includes 28,750 shares of Common Stock issuable upon exercise of stock options held by Mr. Ravich and 3,000 shares held in family trusts. Includes 4,995 shares that are held in a margin account.

(7)
Includes 25,000 shares of Common Stock issuable upon exercise of stock options held by Ms. MacDonald.

(8)
Includes 11,334 shares of Common Stock issuable upon exercise of stock options held by Mr. Gloss.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, the Company believes that all of its reporting persons complied with all such filing requirements during 2017, except for one Form 4 for Rodney Gloss covering one transaction, which was filed late.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Board of Directors presently has seven members with each member serving a one-year term. All of the Company’s directors hold office until the end of the next annual meeting of stockholders or until their successors are duly appointed and qualified.
The Nominating and Corporate Governance Committee of the Board of Directors has nominated the following seven current directors of the Company to be re-elected to serve until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified: Steven R. Berlin, Mario Armando Garcia, John C. Guttilla, Douglas E. Hailey, Elaine MacDonald, Mark H. Ravich and Jeffrey S. Schoen.
The Board of Directors has no reason to expect that any of the nominees to the Board of Directors will be unable to stand for election on the date of the meeting or for good cause will not serve. If a vacancy occurs among the above seven nominees to the Board of Directors prior to the meeting, the proxies will be voted for a substitute nominee named by the Nominating and Corporate Governance Committee and the Board of Directors and for the remaining nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named below. Unless otherwise specified, all proxies will be voted in favor of the seven nominees listed above for election as directors of the Company.
The information below is furnished as of March 1, 2018 for each of the nominees for the Board of Directors.
The seven nominees who receive the highest number of affirmative votes cast will be elected to the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR ALL NOMINEES” NAMED.
Nominees for Election as Directors
Set forth in the chart and narrative below are the name, age, position and a brief account of the business experience of each of the Company’s director nominees and the primary reason why the Nominating and Corporate Governance Committee has nominated each person for election to the Board of Directors.
Name	Age	Director Since	Present Position with Orchids
Steven R. Berlin	73	2005	Chairman of the Board
Mario Armando Garcia	66	2014	Director
John C. Guttilla	61	2005	Director
Douglas E. Hailey	55	2004	Director
Elaine MacDonald	55	2013	Director
Mark Ravich	65	2013	Director
Jeffrey S. Schoen	57	2007	CEO, President and Director
Steven R. Berlin, 73, Director since 2005, Former Vice President and Chief Financial Officer of Kaiser-Francis Oil Company
Since January 2006, Mr. Berlin has been an independent financial consultant. Mr. Berlin was Vice President of Kaiser-Francis Oil Company from 2004 to January 2006, and the Vice President and Chief Financial Officer of Kaiser-Francis Oil Company from 1999 to 2004. He held the positions of Chief Financial Officer, Secretary and Treasurer of PetroCorp Corporation from 1999 to 2004 and was a director of PetroCorp Corporation from 2001 to 2004. Mr. Berlin was on the faculty of the University of Tulsa, where he taught business and finance courses, from 1996 to 1999. Prior to joining the faculty at the University of Tulsa, Mr. Berlin worked for CITGO Petroleum Corporation and its predecessors in various financial and management positions, including the last eleven years as Chief Financial Officer. He served as a member of the board of directors of North American Palladium Limited (NYSE American: PAL) until May 2015. Mr. Berlin received his BSBA degree from Duquesne University, his MBA from the University of Wisconsin and is a graduate of the Stanford Executive Program. He is a certified public accountant.
The Nominating and Corporate Governance Committee has nominated Mr. Berlin to serve on the Board of Directors because of his extensive leadership experience with public companies and his deep understanding of financial and accounting matters.
Mario Armando Garcia, 66, Director since 2014, President and Co-Founder of Fabrica de Papel San Francisco, S.A. de C.V.
Mr. Garcia is the President and co-founder of Fabrica de Papel San Francisco, S.A. de C.V. (“Fabrica”), a privately owned company organized under the laws of Mexico that started as a tissue converter in 1958 and produces parent rolls, paper towels, bathroom tissue and paper napkins. Fabrica has grown to 150,000 metric tons of capacity, one of the largest tissue manufacturers by capacity in Mexico. Since 2000, Mr. Garcia has served on the board of directors of Mexicali Industrial SA and also serves as chairman of the board of directors of Inmibiliaria Priga SA and Marfer del Golfo SA. He holds a BS degree in Industrial Engineering from Cetys University and is a graduate of Harvard Business School’s Owner/President Management Program 2005 – 2007.
Mr. Garcia’s membership on the Board of Directors is a condition of the Asset Purchase Agreement the Company entered into with Fabrica in 2014, which provided for the Company to use its reasonable best efforts to nominate Mr. Garcia or such other person designated by Fabrica for election as a member of the Board of Directors and to continue to use its reasonable best efforts to maintain Mr. Garcia or such other person as a member of the Board of Directors through the earlier of  (i) the date of termination or expiration of the supply agreement with Fabrica or (ii) such time that Fabrica and its affiliates, collectively, own less than five percent of the number of shares of Orchids’ common stock that were outstanding as of June 4, 2014. Additionally, the Nominating and Corporate Governance Committee has nominated Mr. Garcia to serve on the Board of Directors due to his extensive experience in and comprehensive knowledge of the paper and tissue industry.
John C. Guttilla, 61, Director since 2005, Partner of RotenbergMeril
Since 1988, Mr. Guttilla has been a Partner in the public accounting firm of Rotenberg Meril where he is a member of the firm’s management committee and director of the firm’s Financial Services Department. RotenbergMeril are the independent registered public accountants for Air Industries Group (NYSE American: AIRI) where Mr. Guttilla serves as the engagement partner. He is also a director and Chairman of the Audit Committee of Decisionpoint Systems, Inc. (OTCBB: DPSI). He is a certified public accountant and holds a BS degree in accounting from Fordham University and a Master’s degree in taxation from St. John’s University.
The Nominating and Corporate Governance Committee has nominated Mr. Guttilla to serve on the Board of Directors because of his deep understanding of financial and accounting matters.
Douglas E. Hailey, 55, Director since 2004, Managing Director of Taglich Brothers, Inc.
Mr. Hailey is a Managing Director of the Investment Banking Division of Taglich Brothers, Inc., a New York-based full service brokerage firm that specializes in private equity placements for small public companies. Mr. Hailey joined Taglich Brothers in 1994. Mr. Hailey is also the Managing Member of Taglich Private Equity, LLC., a private equity firm founded in 2001, where he participates in evaluating and executing new private equity investments. Prior to joining Taglich Brothers, Inc., Mr. Hailey spent five years with Weatherly Private Capital, assisting in sponsoring leveraged buyouts and five years in structured finance lending at Heller Financial and the Bank of New York. Mr. Hailey previously served on the board of directors of Williams Controls, Inc. (NASDAQ: WMCO) from 2001 to 2012 and currently serves as a director of BG Staffing, Inc. (NYSE American: BGSF) and several privately-held companies. Mr. Hailey received a BA degree in Business Administration from Eastern New Mexico University and an MBA from the University of Texas.

The Nominating and Corporate Governance Committee has nominated Mr. Hailey to serve on the Board of Directors because of his extensive experience serving on public company boards of directors and his knowledge of the capital markets.
Elaine MacDonald, 55, Director since 2013, Senior Director of Cerner Corporation
Ms. MacDonald currently serves as the Sr. Director for Cerner Corporation, which acquired InterMedHx, LLC, a healthcare software services provider, in April 2014. Ms. MacDonald previously served as the Chief Operating Officer of InterMedHx, LLC. Additionally, Ms. MacDonald had several different roles while employed with Paragon Trade Brands, a private brand marketer/manufacturer of personal absorbent care products, including Vice President of Marketing, and from 2003 to 2007 was the Executive Vice President of Sales and Marketing of Cumberland Swan Inc./Vijon, the largest private label personal health care products manufacturer in North America. From 2008 through 2012, she was a Principal with North Highland, a consulting company. Ms. MacDonald holds a BS degree in Biology from the University of Waterloo and an MBA from Sir Wilfred Laurier University.
The Nominating and Corporate Governance Committee has nominated Ms. MacDonald to serve on the Board of Directors because of her broad knowledge and experience in the private label consumer goods industry.
Mark H. Ravich, 65, Director since 2013, founder of Tri-Star Management, Inc.
Mr. Ravich began his career in 1975 as an account officer at Citibank N.A. based in New York, where he made real estate construction loans to national real estate developers. Upon leaving Citibank in 1978 through 1990, he was a developer of commercial real estate where he was involved with all aspects of development, finance, construction, marketing, leasing and management of various commercial, industrial, office and multi-family real estate projects. From 1990 until early 1998 when the company was sold to a Los Angeles retailer, he was the CEO and a member of the Board of Directors of Universal International, Inc., a wholesale retail company, and led the public offering of the company’s securities. From 1998 through the present, he became one of the founders and owners of Tri-Star Management, Inc., a commercial real estate management and syndication company. He also became active in many private equity and venture capital investments. Mr. Ravich currently serves on the Board of Directors of MR Instruments Inc. and Dilon Technologies Inc., is a board advisor to Scidera Inc. and is the chief manager of various real estate entities. Mr. Ravich graduated Magna Cum Laude from the Wharton School of the University of Pennsylvania with a BSE and an MBA degree with a major in finance.
The Nominating and Corporate Governance Committee has nominated Mr. Ravich to serve on the Board of Directors because of his knowledge and experience in retail, financial and capital markets.
Jeffrey S. Schoen, 57, Director since 2007, Chief Executive Officer and President of Orchids Paper Products Company
Mr. Schoen was appointed President and Chief Executive Officer of Orchids Paper Products in November 2013. Mr. Schoen joined the Company’s Board of Directors in February 2007, served as its lead director from March 2013 until May 2013 and served as Chairman from May 2013 to November 2013. From 2002 through 2006, Mr. Schoen served as Executive Vice President of Cumberland Swan, Inc., a private label manufacturer of personal care products. From 1999 through 2002, Mr. Schoen was employed by Paragon Trade Brands, a private label manufacturer of disposable diapers and training pants, last serving as Vice President of Operations. Mr. Schoen holds a BS degree in chemical engineering from the University of Wisconsin.
The Nominating and Corporate Governance Committee has nominated Mr. Schoen to serve on the Board of Directors because of his management leadership position and extensive leadership experience in manufacturing companies and the private label consumer goods industry.
Board of Directors
The Board of Directors held sixteen meetings during the fiscal year that ended December 31, 2017. During 2017, each director attended at least 75% of the aggregate of the regular meetings of the Board of Directors and meetings of the committees of the Board on which he or she served, as the case may be, after his appointment to the Board, except for Mr. Garcia, who attended 56%. Five of the directors attended the annual meeting of stockholders held on May 1, 2017. An executive session of independent directors is generally held at the time of each Board meeting that is held in-person. The independent directors met in executive session at six Board meetings in 2017. The directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.
Director Independence
The Company regularly reviews the independence of each director. Pursuant to this review, the directors and officers of the Company, on an annual basis, are required to complete and forward to the Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors, officers and the Company (including immediate family and affiliates) that would deem the director not to be “independent” as that term is defined in the applicable rules and regulations of the SEC and the NYSE American. If any transactions or relationships exist that may call into question the director’s status as an “independent” director, the Audit Committee and the Board then consider whether such transactions or relationships are inconsistent with a determination that the director is independent in accordance with the applicable rules and regulations. Pursuant to this process, the Audit Committee and the Board of Directors have determined that each of Mr. Berlin, Mr. Guttilla, Mr. Hailey, Ms. MacDonald and Mr. Ravich qualify as independent directors as such term is defined under the rules of the NYSE American.
Board Committees
The Board of Directors has three committees established in the Company’s Bylaws: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is an independent director.
Audit Committee.   The Company has an Audit Committee consisting of Mr. Berlin, who chairs the committee, Ms. MacDonald and Mr. Ravich. The Audit Committee is governed by a written charter, available in the Corporate Governance section of the Company’s website which can be accessed from the Company’s homepage at http://www.orchidspaper.com by selecting “Investors,” “Corporate Governance” and then “Governance Documents.” According to its charter, the Audit Committee must review the charter on an annual basis, and, if necessary, propose amendments to the Board of Directors. Under the charter, the Audit Committee must meet at least four times a year and is responsible for reviewing the independence, qualifications and quality control procedures of the Company’s independent auditors, and is responsible for recommending the initial or continued retention, or a change in, the Company’s independent auditors. In addition, the Audit Committee is required to review and discuss with the Company’s management and independent auditors the Company’s financial statements and the Company’s annual and quarterly reports, as well as the quality and effectiveness of the Company’s internal control procedures and critical accounting policies. The Audit Committee Charter also requires the Audit Committee to review potential conflict of interest situations with respect to employees of the auditor, and to discuss with the Company’s management other matters related to the Company’s external and internal audit procedures. The Audit Committee has adopted a pre-approval policy for the provision of audit and non-audit services performed by the Company’s independent auditors. The Board of Directors has determined that Mr. Berlin is an Audit Committee financial expert under the rules and regulations of the SEC. The Audit Committee held seven meetings in 2017. As set forth above, the members of the Audit Committee qualify as “independent directors” under the SEC and the NYSE American rules. A copy of the report of the Audit Committee is on page 16.
Compensation Committee.   The Company has a Compensation Committee consisting of Mr. Guttilla, who chairs the committee, and Messrs. Berlin and Hailey. The Compensation Committee is governed by a written charter, available in the Corporate Governance section of the Company’s website which can be accessed from the Company’s homepage at http://www.orchidspaper.com by selecting “Investors,” “Corporate Governance” and then “Governance Documents.” The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for the Company’s executive officers, including annual bonus compensation, and consults with the Company’s management regarding compensation policies and practices. The Compensation Committee also reviews and makes recommendations to the Board of Directors regarding compensation of directors. In addition, the Compensation Committee makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under those plans. The processes and procedures used for the consideration and determination of executive compensation are described in the section of the proxy captioned “COMPENSATION DISCUSSION AND ANALYSIS.” As set forth above, the members of the Compensation Committee qualify as “independent directors” under the NYSE American rules, including the additional independence requirements applicable to compensation committee members. The Compensation Committee held four meetings in 2017. A copy of the report of the Compensation Committee is on page 17.
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee currently consists of Mr. Ravich, as chair, and Messrs. Hailey and Guttilla. The Nominating and Corporate Governance Committee is governed by a written charter, available in the Corporate Governance section of the Company’s website which can be accessed from the Company’s homepage at http://www.orchidspaper.com by selecting “Investors,” “Corporate Governance” and then “Governance Documents.” The Nominating and Corporate Governance Committee is responsible for submitting to the Board of Directors a proposed slate of directors for submission to the stockholders at the Company’s annual meeting, recommending director candidates in view of pending additions, resignations or retirements, developing criteria for the selection of directors, reviewing suggested nominees received from stockholders and reviewing corporate governance policies and recommending changes to the full Board of Directors. As set forth above, the members of the Nominating and Corporate Governance Committee qualify as “independent directors” under the NYSE American rules. The Nominating and Corporate Governance Committee held one meeting in 2017.
Role of Board of Directors in Risk Management
The Board of Directors oversees the Company’s approach to risk management as a whole. It is management’s responsibility to keep the Board of Directors informed regarding the matters of the Company. The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to the Company’s management team concerning the assessment and management of risk. It is the responsibility of the Board of Directors to understand the information it receives and its context and assess and manage the various risks the Company faces. In exercising its oversight, the Board of Directors may allocate some areas of focus to its committees for evaluation, as more fully described below.
The Board of Directors has delegated oversight for matters involving certain specific areas of risk exposure to its three committees. Each committee reports to the Board of Directors at regularly scheduled Board of Directors meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.
The Audit Committee oversees the integrity of our financial statements, reporting processes and internal controls, the internal audit function, the independent auditors’ qualifications, independence and performance, and the Company’s corporate finance matters including its capital structure. The Audit Committee reviews critical accounting policies and potential conflict of interest situations, including transactions with related parties. The Audit Committee also provides oversight with respect to the Company’s risk management process, including, as required by the NYSE American, discussing with management the Company’s significant financial risk exposures, steps management has taken to monitor, control and report such exposures and our policies with respect to risk assessment and risk management. Under the terms of the Company’s Business Conduct Policy, the Audit Committee is charged with monitoring and enforcing compliance with laws and practices relating to accounting.
The Compensation Committee is responsible primarily for the design and oversight of the Company’s executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its stockholders. In furtherance of this objective, the Compensation Committee evaluates the potential compensation payable under the Company’s executive compensation plans, including bonuses, options and other benefits, based on alternative performance scenarios. The Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees.
The Nominating and Corporate Governance Committee has a significant role in overseeing risk. It oversees compliance with most of the elements of the Company’s Business Conduct and Ethics Policy, including conflicts of interest, corporate opportunities, confidential information, protection and use of Company assets and compliance with law. Monitoring and enforcing compliance with laws and practices relating to accounting is the Audit Committee’s responsibility. The Nominating and Corporate Governance Committee is also responsible for managing risks related to our corporate governance, including performance of the Board of Directors and individual directors, director succession and director education. The Nominating and Corporate Governance Committee recommends director nominees and changes to the full Board of Directors and also considers the Company’s ethics, social and environmental responsibility.
Selection of Nominees for the Board of Directors
The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors candidates to serve as members of the Board of Directors. The Nominating and Corporate Governance Committee has not adopted specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather each nominee is individually evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. The Nominating and Corporate Governance Committee does not have a policy regarding the consideration of diversity in identifying nominees for director, however, it does actively seek to have a Board of Directors composed of individuals with a diverse set of expertise and business experiences. With respect to the selection of director nominees at the 2018 Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee recommended that the Board of Directors nominate each of the seven returning directors currently serving on the Board of Directors.
The Nominating and Corporate Governance Committee will consider candidates submitted from a variety of sources (including, without limit, incumbent directors, stockholders, Company management and third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Directors. The committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board of Directors. The committee will seek to identify and recruit the best available candidates, and will endeavor to evaluate qualified stockholder nominees on the same basis as those submitted by members of the Board of Directors, third-party search firms or other sources.
After completing this process, the committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The committee chair, or another director designated by the committee chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full committee. All such interviews will be held in person, to the extent possible, and will include only the candidate and the committee members. Based upon interview results and appropriate background checks, the committee will decide whether it will recommend the candidate’s nomination to the full Board of Directors.
The committee may, in its discretion, choose to use additional resources (including independent third-party search firms) if it determines that such resources could enhance a particular director search.
Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361:
•
Stockholder’s name, number of shares owned, length of period held and proof of ownership;

•
Name, age and address of candidate;

•
A detailed resume describing among other things the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•
A supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors and documents his/her ability to serve on the Board of Directors;

•
Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of directors;

•
A description of any arrangements or understandings between the stockholder and the candidate;

•
Any other information that would be useful to the committee in considering the candidate; and

•
A signed statement from the candidate, confirming his/her willingness to serve on the Board.

The Corporate Secretary will forward such materials to the committee chair and the Chairman of the Board of Directors. The Corporate Secretary will also maintain copies of such materials for future reference by the committee when filling Board of Directors positions.
Stockholders may submit potential director candidates at any time pursuant to these procedures. The committee will consider such candidates if a vacancy arises or if the Board of Directors decides to expand its membership, and at such other times as the committee deems necessary or appropriate. Separate procedures apply, as provided in the Bylaws, if a stockholder wishes to submit at an annual meeting a director candidate that is not approved by the committee or the Board of Directors. See “DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING.”
Communications with the Board of Directors
The Board of Directors has adopted a policy to provide a process for holders of the Company’s Common Stock and other interested parties to send written communications to the Board of Directors. Any person wishing to send communications to the Board of Directors should send the written communication and the following information to the Company’s Corporate Secretary, Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361:
•
name, age, business address and residential address;

•
if a stockholder, the number of shares of Common Stock owned, length of period held and proof of ownership; and

•
any individual director or committee to which the person would like to have the written statement and other information sent.

The Corporate Secretary, or his designee, will collect and organize all of such communications as he deems appropriate and, at least once each year, forward these materials to the Chairman of the Board, any committee chair or individual director. The Corporate Secretary may refuse to forward material which he determines in good faith to be scandalous, threatening or otherwise inappropriate for delivery. The Corporate Secretary will also maintain copies of such materials.
Leadership Roles
It is not required under the terms of the Company’s Bylaws that the positions of Chairman of the Board of Directors and Chief Executive Officer be separate. Further, the Board of Directors has no policy concerning the separation of the offices of Chairman of the Board and Chief Executive Officer, but retains the flexibility to decide how the two positions should be filled based on the circumstances existing at any given time. Our offices of Chairman of the Board and Chief Executive Officer have been separate since before our initial public offering in 2005, with the Chairman of the Board overseeing strategic planning for the Company, and the Chief Executive Officer overseeing day-to-day operational matters. The Board of Directors believes that the separation of the two roles continues to provide the best balance of these important responsibilities. Having been a Board member of the Company since 2005, Mr. Berlin, our

Chairman of the Board of Directors, has brought not only leadership and financial acumen to the Board, but also a unique and extensive knowledge of the Company and its industry. Our CEO, Mr. Schoen, enhances his role as Chief Executive Officer and provides significant value for the Company and its stockholders due to his extensive experience in management positions within similar manufacturing companies and extensive knowledge of the private label market.
Our Bylaws provide the flexibility for our Board of Directors to modify our leadership structure in the future as appropriate, and as such, the Board of Directors intends to continue to exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances, rather than based on a policy or rule. We believe that the Company has been well-served by this flexible leadership structure.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors of Orchids Paper Products Company (in this report, the “Committee”) is composed of three directors who, in the judgment of the Board of Directors, meet the independence requirements of the Committee’s charter, and the NYSE American and SEC rules. The Committee operates under a charter adopted by the Board of Directors. The primary function of the Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.
The Committee submits the following report pursuant to the SEC rules:
•
The Committee has reviewed and discussed with management and with HoganTaylor LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended December 31, 2017 (the “Financial Statements”).

•
HoganTaylor LLP has advised management of the Company and the Committee that it has discussed with them all the matters required to be discussed by Statement of Auditing Standards No. 1301, as modified, which include among other items, matters related to the conduct of the audit of the Financial Statements.

•
The Committee has received from HoganTaylor LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding HoganTaylor LLP’s communications with the Committee concerning independence and has discussed HoganTaylor LLP’s independence with them.

•
Based upon the aforementioned review, discussions and representations of HoganTaylor LLP, and the unqualified audit opinion presented by HoganTaylor LLP on the Financial Statements, the Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K. The Committee has reviewed the performance of services provided by HoganTaylor LLP in 2017 and the proposed audit plan for 2018 and, based upon those reviews and other considerations, recommends that HoganTaylor LLP be selected as the independent registered public accounting firm for the Company for fiscal 2018.

Respectfully submitted,
Steven R. Berlin, Chairman
Elaine MacDonald
Mark H. Ravich

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
The Compensation Committee of the Board of Directors of the Company is primarily responsible for reviewing, approving and overseeing Orchids’ compensation plans and practices, and works with management and the committee’s compensation consultant to establish Orchids’ executive compensation philosophy and programs. The committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2017 with management and has recommended to the Board of Directors that the “COMPENSATION DISCUSSION AND ANALYSIS” be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2017.
Respectfully submitted,
John C. Guttilla, Chairman
Steven R. Berlin
Douglas E. Hailey
The Report of the Audit Committee and the Report of the Compensation Committee on Executive Compensation will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth above and to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee is comprised of John C. Guttilla, who chairs the committee, Steven R. Berlin and Douglas E. Hailey, none of whom are employees or current or former officers of the Company, and none of whom had any relationship with the Company required to be disclosed under the section of the proxy captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” None of the Company’s Compensation Committee members and none of the Company’s executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.
COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Committee is responsible for approving the compensation program design for all components of executive officer total compensation. The Compensation Committee reviews our compensation strategy on an annual basis to ensure such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy. Compensation decisions are made by the Compensation Committee of our Board of Directors, with input from our Chief Executive Officer for compensation of his direct reports.
This section provides information regarding the compensation for fiscal year 2017 for Mr. Schoen (President and Chief Executive Officer) and Mr. Gloss (Chief Financial Officer), whom we refer to collectively as the “named executive officers.” Mr. Gloss resigned from his position as Chief Financial Officer effective March 16, 2018. This section includes information regarding the overall objectives of our compensation programs, the means by which we make compensation decisions and each element of compensation that we provide.
We provide a competitive total compensation package to our executive officers through a combination of base salary, annual cash bonus plan, equity-based compensation and other compensation, including 401(k) matching contributions, severance and change in control agreements.

Objectives of Compensation
In setting policies and practices regarding compensation at the Company, the guiding philosophy of the Compensation Committee is to establish a compensation program that:
•
is competitive with the market in order to help attract, motivate, reward and retain highly qualified employees and executives;

•
creates a performance-based link between executive pay and the Company’s performance;

•
facilitates stockholder value creation;

•
promotes our strategic, financial and operating performance objectives; and

•
aligns our executives’ interests with the interests of our stockholders.

To achieve these goals, the Company has entered into employment agreements which address base salary with our named executive officers, and the Compensation Committee implements and maintains compensation plans that tie a substantial portion of our named executive officers’ overall compensation to profitability improvement and thus improved stockholder value. In addition, the Compensation Committee evaluates compensation on an ongoing basis and makes adjustments as it believes are necessary to fairly compensate our executives and to retain their services.
Establishing Executive Compensation
Role of the Compensation Committee.   The Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation matters. Its role is to review the Company’s compensation programs, policies and practices and to set the compensation for each named executive officer.
The Compensation Committee reviews the performance of each named executive officer, the financial and other performance of the Company and considers the appropriate level of compensation for each named executive officer. The Compensation Committee considers the total compensation for each named executive officer as well as the individual elements of their compensation, including base salary and potential cash bonus payments, vested and unvested stock options and restricted stock, perquisites and payments under various termination and change of control scenarios. In setting compensation, the committee’s decisions are shaped by the Company’s compensation objectives and the market for executive talent based on the Compensation Committee’s members’ personal experience, contacts in the paper industry and publicly available information. The Compensation Committee also uses third-party firms, including the Internet-based Equilar database, on occasion to evaluate base salary for our named executive officers against the base salary of their counterparts at certain comparable public companies.
In the first quarter of each year, the Compensation Committee determines the metrics for the new year’s bonus program. The Compensation Committee considers the structure of the Company’s compensation arrangements and how well that structure furthers the Company’s compensation objectives. The Company’s Chief Executive Officer participates in the process for setting the compensation for Mr. Gloss (our Chief Financial Officer), and both the Chief Executive Officer and the Chief Financial Officer have considerable input in determining the metrics used in the bonus program and in making compensation decisions for other employees.
Also in the first quarter of each year, the Chief Financial Officer certifies the accuracy and consistency of the bonus calculations for the named executive officers based on individual and Company performance against the targets and thresholds set for the prior year’s program. The Chief Financial Officer presents the calculations to the Compensation Committee for review and, if approved, authorization of payment.
Role of Compensation Consultants.   Our Compensation Committee has previously engaged, and may prospectively engage, compensation consultants as part of the process in reviewing, evaluating and setting compensation. Under its charter, the Compensation Committee may, in its sole discretion, retain or obtain advice of a compensation consultant, independent legal counsel or other adviser. The Compensation Committee is directly responsible for the appointment, compensation and oversight of any such consultant, counsel or adviser, and the Company shall provide appropriate funding for payment of reasonable compensation to any such consultant, counsel or adviser, as determined by the Compensation Committee. In selecting a consultant, counsel or adviser, the Compensation Committee evaluates the independence of such adviser by considering the following six factors and any other factors the Compensation Committee deems relevant to the adviser’s independence from management:
•
Provision of other services to the Company by the person that employs the consultant.

•
Amount of fees paid by the Company to the person that employs the consultant, as a percentage of that person’s total revenue.

•
Policies and procedures of the person that employs the consultant regarding prevention of conflicts of interest.

•
Any business or personal relationship between the consultant and any member of the Committee.

•
Ownership by the consultant of the Company’s stock.

•
Any business or personal relationship between the consultant, or any person that employs the consultant, and any executive officer of the Company.

In September 2013, the Compensation Committee directly engaged Frederick W. Cook & Co. (“Cook”) to prepare a benchmark study of the Company’s compensation. In particular, Cook was asked to conduct a comprehensive review of the compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer and top marketing officer against compensation paid to similar positions in certain companies deemed by the Board and management to be competitive with the Company in the hiring of executives. As part of its commitment to keeping executive pay consistent with that of its peers and with the market, the Compensation Committee used Cook’s reports along with other factors, such as Company and individual performance, to ensure the Company’s compensation to its executive officers was consistent with market practice and to determine any necessary adjustments to the structure of the Company’s compensation packages and the defined metrics to be used for the Company’s compensation program. In 2014, the Compensation Committee engaged Cook, in part to review the market for changes in compensation paid to similar positions as our named executive officers. The Compensation Committee did not engage Cook in 2015 or 2016.
In January 2017, the Compensation Committee engaged Cook to prepare an update to the 2013 benchmark study in order to set compensation for executive officers in 2017 in a manner that is consistent with market practice, and to determine any necessary adjustments to the structure of the Company’s compensation packages as discussed above. For this study, Cook analyzed the total direct compensation based on a third-party, broad based, multi-industry 125 company size sample survey from Mercer, Aon Hewitt and Willis Towers Watson regressed to the Company’s projected annual revenue, with total direct compensation being the sum of base salary and target annual bonus. Cook also provided specific information on five similarly-sized companies with either manufacturing characteristics similar to Orchids’. The companies comprising the small group were:
•
Bridgford Foods Corporation

•
Chase Corporation

•
Lifeway Foods, Inc.

•
Nutraceutical International Corporation

•
UFP Technologies, Inc.

The Compensation Committee determined Cook to be an independent consultant with no conflicts of interest and paid Cook approximately $6,000 for its services.
Role of the Chief Executive Officer.   The Chief Executive Officer assists the Compensation Committee in reaching compensation decisions by developing recommended compensation for the Company’s other officers and management personnel, including Mr. Gloss (our Chief Financial Officer). The Chief Executive Officer may also consult informally with the Compensation Committee, our Chairman of the

Board of Directors and the Chief Financial Officer in determining the metrics used in the bonus program and in making compensation decisions for other employees prior to presenting his recommendations to the Compensation Committee for their review and discussion to ensure that his recommendations will best reflect our compensation objectives.
Role of Stockholders.   The Compensation Committee considers stockholder input when setting compensation for named executive officers. At our 2017 annual meeting of stockholders, 92.4% of the votes cast on the advisory vote on executive compensation were in favor of our executive compensation policies. The Board of Directors and the Compensation Committee reviewed these vote results and determined that, given the significant level of support, no major re-examination of our executive compensation policies was necessary at this time. At least once every six years, we are required by the Dodd-Frank Act to provide stockholders with an opportunity to cast a non-binding, advisory vote on the frequency of future advisory votes on executive compensation. At our 2017 annual meeting, our stockholders voted in favor of holding such advisory votes every year. Accordingly, at that time, the Board determined that the Company’s policy will be to include an advisory vote on executive compensation in the Company’s annual meeting proxy materials every year until the next required frequency vote is held. As such, we are soliciting input from our stockholders on executive compensation at the 2018 annual meeting of stockholders. Please see the section of this proxy captioned “PROPOSAL 2 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.”
Role of Employment Arrangements.   We consider employment arrangements to be an important part of recruiting and retaining qualified executive officers. All of the named executive officers have entered into employment arrangements with us. Our employment arrangements with the named executive officers establish the named executive officers’ initial base salary. Mr. Schoen’s and Mr. Gloss’ employment arrangements do not provide for any automatic increase in base salary, however, their base salaries are subject to annual review and increase in the discretion of the Board of Directors and the Compensation Committee. Employment arrangement terms may also include provisions regarding severance, change-in-control, confidentiality, non-competition and non-solicitation. These employment arrangements are described in further detail under the section of this proxy captioned “AGREEMENTS WITH NAMED EXECUTIVE OFFICERS.”
Elements of Compensation
Our executive compensation program consists of various elements of compensation that are intended to work together to provide total compensation that is reasonable, competitive, and related to both the Company’s performance and the individual performance of employees. Our principal competitors for executive talent are other pulp and paper industry companies as well as other companies in our region. As such, when we consider whether our levels of compensation are externally competitive, we evaluate the market for executive talent based upon the knowledge and experience of the Compensation Committee members, compensation consultants and their contacts in the paper industry. In addition, we believe that a significant portion of our compensation program should be dependent on the continued growth and success of the Company so that our executive officers have even stronger motivation to work toward the long-term interests of our stockholders as set forth in our compensation objectives described above. Accordingly, a significant portion of our named executive officers’ compensation is designed to be “at risk” and therefore contains elements dependent upon achieving performance goals as well as equity which will appreciate in value only to the extent that shares held by our stockholders also increase in value. The elements of total compensation for our named executive officers are:
•
base salary;

•
annual cash bonus plan;

•
equity-based compensation;

•
401(k) plans; and

•
perquisites.

For fiscal year 2017, the actual total direct compensation paid to both our Chief Executive Officer and our Chief Financial Officer consisted of 100% base salary. Total direct compensation consists of the sum of base salary plus target annual bonus, plus annual incentive grants.
For fiscal year 2016, the actual total direct compensation paid to our Chief Executive Officer consisted of approximately 74% base salary, 26% performance-based cash bonus. The actual total direct compensation paid to our former Chief Financial Officer for fiscal year 2016 consisted of approximately 38% base salary, 10% performance-based cash bonus and 52% equity compensation.
Base salary.   We seek to provide our Chief Executive Officer and Chief Financial Officer with a competitive annual base salary. Base salary is set at a level that is competitive for the responsibilities of the position taking into account our industry and geographic location. In addition, the Compensation Committee considers adjustments to base salary based on both Company and individual performance as well as internal equity within our pay scale. We do so in order to attract and retain a high caliber of talent for these positions, and to provide a fair base wage that is not subject to the Company’s performance risk. For the named executive officers, the minimum base salary is established in their employment agreements and, as such, is also subject to the outcome of the Company’s negotiations with the executives. Increases to base salary in subsequent years are made at the discretion of our Compensation Committee.
Effective September 12, 2016, Mr. Gloss assumed the position of Chief Financial Officer at a base salary of  $215,000 per year. In November 2013, in connection with the appointment of Mr. Schoen as Chief Executive Officer, the Compensation Committee reviewed the current base salary of the position of Chief Executive Officer and the benchmark study provided by Cook in its compensation review. Mr. Schoen’s base salary was set at $400,000 per year. Mr. Schoen received a base salary increase in 2017 to $460,000 per year.
In considering the competitiveness of our base salaries, the Compensation Committee relies upon the expertise of its members, the use of third-party consulting firms, and data from a database created by Equilar Inc., an independent executive compensation research firm that draws information from proxy statements and other reports filed with the Securities and Exchange Commission. In 2012, in connection with the execution of employment agreements with the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee consulted a report of the base salary for chief executive officers and, separately, chief financial officers at 40 Midwest-based small publicly traded manufacturing companies, excluding oil and gas companies, which the Chief Executive Officer and the Compensation Committee believe are representative of the types of companies with which we compete for executive talent. In 2013, the Compensation Committee consulted Cook’s review and benchmark study of the compensation of the Company’s Chief Executive Officer and Chief Financial Officer in order to establish the terms of Mr. Schoen’s compensation package. In 2014, the Compensation Committee engaged Cook, in part to review the market for changes in compensation paid to similar positions as our named executive officers. In 2017, the Compensation Committee again engaged Cook to provide a benchmark study of the compensation of the Company’s Chief Executive Officer and Chief Financial Officer in order to set such named executive officers’ compensation for 2017.
The following table lists the base salaries set by the Compensation Committee for each of the named executive officers during each of 2016 and 2017, along with the percentage change from year to year:
Base Compensation
	2016	2017	Percentage Change
Jeffrey S. Schoen	$400,000	$460,000	15.0%
Rodney D. Gloss	$215,000	$215,000	0.0%
Cash bonus.   The Company’s annual cash bonus plan is performance-based and designed to reward named executive officers for their contributions to the Company in clear, measurable criteria. In general, the Compensation Committee begins working with our executive officers late in the then current year to establish performance goals for the following year’s cash bonus plan. The employment agreement for Mr. Schoen provides that cash bonus compensation is capped at 100% of his base salary. The employment agreement for Mr. Gloss provides that cash bonus compensation is capped at 60% of his base salary. The Company’s Chief Financial Officer certifies the accuracy and consistency of the bonus calculation and presents the calculation to the Compensation Committee in the first quarter of each year and at other times as requested by the Compensation Committee.
On March 24 2017, the Compensation Committee approved a performance bonus program for 2017 based on a combination of the Company’s EBITDA performance (weighted at 80%) and a subjective component based on individual performance (weighted at 20%). The Company places strong emphasis on the metric of EBITDA because the Compensation Committee believes that the named executive officers should be encouraged to consider all means for improving EBITDA. “EBITDA” represents net income before net interest expense, income tax expense, depreciation and amortization. Amortization of deferred debt issuance costs is included in net interest expense. “Adjusted EBITDA” represents EBITDA before non-cash stock compensation expense and sporadic expenses, such as start-up costs, foreign exchange adjustments, failed refinancing costs, and relocation. The Adjusted EBITDA cash bonus goals were established based upon results from the previous year and evaluation of expectations for business for the coming year, taking into account market conditions, capital invested for efficiency and growth, fiber prices and other factors. The Compensation Committee considered the current economic conditions and business environment on both a micro and macro basis. Macro factors included the expected state of the economy and energy and raw material prices. Micro factors included competitive conditions, capacity in the tissue products industry both on a regional and national basis, and consumer trends and how they impact our customers’ requirements for our products. For purposes of determining the final 2017 bonus calculation, we excluded from the EBITDA calculation non-cash compensation related to stock compensation and sporadic expenses. For a reconciliation of EBITDA and Adjusted EBITDA to net income for the year ended December 31, 2017, please see the Company’s Form 10-K that was filed with the SEC on March 15, 2018.
Cash bonuses for named executive officers for their work in 2017 were determined based on the Company’s performance against the Adjusted EBITDA target and thresholds for the fiscal year. After considering whether there were any subjective performance matters that would alter the cash bonus amounts, the Compensation Committee determined that the 20% of the bonus amount attributable to subjective individual performance was best captured by reference to the Company’s EBITDA performance. Consequently, the cash bonus amounts for 2017 were based solely on the Company’s EBITDA performance. The program was designed such that those who could most affect a Company’s performance metric would have the largest portion of their total potential compensation at risk with respect to such metric. In addition, the range of thresholds and corresponding payouts for the Adjusted EBITDA metric were established to provide a graduated payout scale. If the Company did not achieve the minimum Adjusted EBITDA performance threshold, the named executive officers were not entitled to receive any bonus payouts. Each of our named executive officers had a target bonus, which was 60% of based salary, or $276,000, for Mr. Schoen and 40% of base salary, or $86,000, for Mr. Gloss.
The following table shows the 2016 and 2017 bonus payments for each of our named executive officers:
Bonus
	Actual 2016	Actual 2017	Percentage Change	Targeted 2017
Jeffrey S. Schoen	$137,280	$—	-100.0%	$276,000
Rodney D. Gloss	$16,397	$—	-100.0%	$86,000
The table below shows the Company’s 2017 performance thresholds for Adjusted EBITDA and the corresponding percentage of the bonus award to be paid. The calculated percentage based on audited results is subject to adjustment up or down based on the Board’s evaluation of named executive officers’ performance on factors other than those generating current year adjusted EBITDA. Based on adjusted EBITDA of  $15,064,000 for the year ended December 31, 2017, the Board granted no bonuses for 2017.

Adjusted EBITDA Performance Thresholds(1)
2017 Goals	Percent of EBITDA bonus achieved
< $35,000,000	0%
$35,000,000	50%
$37,500,000	100%
$41,500,000	150%

(1)
For a reconciliation of EBITDA and Adjusted EBITDA to net income for the year ended December 31, 2017, please see the Company’s Form 10-K that was filed with the SEC on March 15, 2018.

In February 2014, the Company adopted a claw back policy to help protect the interests of its stockholders. The Company’s claw back policy further aligns the interests of our executives with the stockholders. Under such policy, our Board of Directors may adjust or cancel, or require recovery of, any incentive-based compensation from current or former executives if the Company has to issue an accounting restatement based on erroneous data due to material non-compliance with any financial reporting requirement under federal securities laws that affect directly or indirectly the objective and subjective metrics used to determine bonuses and equity awards.
Equity-based compensation.   We believe that equity grants serve our compensation objectives by linking the compensation of our key employees to our Company’s growth and prosperity, because the value of the equity awards will increase or decrease with changes in the value of our Common Stock. Annual grants of equity awards are made at the discretion of the Compensation Committee based on review of the compensation program and the performance of the Company and our executives. The Orchids Paper Products Company 2014 Stock Incentive Plan (the “2014 Plan”) provides for awards of stock options, stock appreciation rights and other stock based awards, including awards of restricted stock. The 2014 Plan’s purpose is to provide the Company with a means to assist in recruiting, retaining, and rewarding certain employees, directors, and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of awards.
The Company’s Compensation Committee is the administrator of the 2014 Plan. Subject to the express provisions of the plan, the committee has plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, awards shall be granted and the number of shares, if applicable, to be subject to each award. In making such determinations, the committee may take into account the nature of services rendered by the respective individuals, as well as their present and potential contributions to the Company’s success. The Compensation Committee reviews and approves stock-based awards to executive officers based upon a number of factors, including the number of shares vesting for each named executive officer in each year and the amount of equity held by each named executive officer in the aggregate, its assessment of individual performance, and retention considerations.
Beginning with the appointment of Mr. Schoen as Chief Executive Officer in November of 2013, the Company began awarding market-based options to employees as well as time-vested options or grants of restricted stock under the belief that such awards align our executives’ interests with our stockholders’ as such awards will become exercisable, if at all, if and when the share price of the Common Stock closes at certain percentages above the exercise price of the option. Any unvested portion of these options will expire five years from the date of grant. In November 2013, the Compensation Committee granted Mr. Schoen a market-based option to purchase 400,000 shares of Common Stock. Such option was not granted pursuant to any share-based payment Plan; the option was a stand-alone grant outside of any Plan and received shareholder approval in April 2014. In February 2014, the Compensation Committee granted several members of the management team market-based options to purchase shares of Common Stock. The market criteria for the options granted to the members of management were conformed to those of Mr. Schoen’s option so that the key members of management are aligned. Each of these market-based options will vest, if at all, in four equal installments as follows: one quarter of the shares will vest when the price of the Company’s Common Stock closes at or above $34.788 for three consecutive business days; one quarter of the shares will vest when the price of the Company’s Common Stock closes at or above $42.35 for three consecutive business days; one quarter of the shares will vest when the price of the Company’s Common Stock closes at or above $51.425 for three consecutive business days; and one quarter of the shares will vest when the price of the Company’s Common Stock closes at or above $60.50 for three consecutive business days. The first quarter of the shares subject to these awards vested in 2016 when the Company’s stock price closed above $34.788 for three consecutive business days.
In October 2015, it became apparent that general economic conditions, as well as competitive conditions in the paper industry, had changed significantly. The Compensation Committee concluded that these changes would impair the incentives and alignment associated with market-based options. The Compensation Committee analyzed possible alternative equity grants that could be made to members of the Company’s management and evaluated several equity grant scenarios should certain of the stock price targets of the market-based grants not be met within the time frame established by such grants. Based in part on this analysis, the Compensation Committee recommended that the Board approve grants of time-vested awards to certain members of management in order to maintain a competitive level of compensation while still aligning management’s interests with those of the stockholders and linking compensation with the Company’s growth and prosperity. Accordingly, in November 2015, the Board granted several members of the management team options that have time-based vesting requirements, including a grant to Mr. Schoen of an option to purchase 50,000 shares of Common Stock. These options vest in five equal, annual installments beginning on the grant date. In September 2016, Mr. Gloss was granted an option to purchase 20,000 shares of Common Stock. These options vest in five equal, annual installments beginning on the grant date. In February 2018, Mr. Gloss was granted an option to purchase 10,000 share of Common Stock. These options vest in three equal, annual installments beginning on the grant date. The Compensation Committee believes that these options, when combined with the market-based awards, form a competitive equity compensation package that promotes long-term growth and aligns the interest of management with those of our stockholders.
The following table shows the vested equity (including options) for each named executive officer as of December 31, 2017, the number of shares vesting each year until the award is fully vested and the aggregate number of shares subject to the outstanding grants.
Vested Equity
	Vested Year-end 2017	2018	2019	2020	Market-Based(1)	Total Options
Jeffrey S. Schoen(2)	157,500	10,000	10,000		300,000	477,500
Rodney D. Gloss(3)	4,000	4,000	4,000	4,000	—	16,000

(1)
These options vest, if at all, in three equal tranches if and when the share price of the Company’s Common Stock closes at or above each of  $42.35, $51.425 and $60.50, respectively, for three consecutive business days. The first tranche of 100,000 options vested in 2016 when the Company’s stock price closed above $34.788 for three consecutive business days.

(2)
Mr. Schoen holds 157,500 vested options to purchase the Company’s Common Stock. 27,500 of these options were granted to Mr. Schoen as a member of the Board of Directors prior to his appointment as the Company’s President and CEO. On April 9, 2014, Mr. Schoen was granted an option to purchase 400,000 shares of the Company’s Common Stock. This grant vests as discussed in footnote 1 above. On November 12, 2015, Mr. Schoen was awarded an option to purchase 50,000 shares of the Company’s Common Stock. This grant vests in five equal, annual installments beginning on the grant date.

(3)
On September 12, 2016, Mr. Gloss was granted an option to purchase 20,000 shares of the Company’s Common Stock. This grant vests in five equal, annual installments beginning on the grant date. On February 15, 2018, Mr. Gloss was granted an option to purchase 10,000 shares of the Company’s Common Stock. This grant vests in three equal, annual installments beginning on the grant date.

401(k) plans.   We have three 401(k) retirement savings plans. One covers all non-union employees, one covers the Company’s union employees in the paper mill, and one covers the Company’s union employees in the converting facility. Our executive officers are covered by the non-union plan. The Company may make matching or additional contributions to the plan, to be determined annually by the Compensation Committee, for the benefit of all participants. As of January 1, 2013, we changed from a four year vesting schedule to immediate vesting in the 401(k) plan. In addition, our employer match changed from 87.5% of a salaried employee’s deferrals up to 8% of wages paid to 100% of a salaried employee’s deferrals up to the first 3% of wages paid, 50% of the next 2% and 100% of next 3%, which deferrals are limited by the IRS prescribed maximum.
Perquisites.   We offer limited perquisites to our named executive officers. All salaried employees of the Company receive a term life insurance benefit of one year’s base salary while employed by the Company, as well as short-term and long-term disability insurance coverage. The Company believes that these certain limited perquisites are an important element of compensation for attracting and retaining high caliber executive officers, but that perquisites are not the most effective means of achieving the Company’s compensation objectives.
Severance, change in control, and other post-employment payments.   The Company’s chief executive officer has severance and change in control provisions as part of his employment agreement. The purpose of these provisions is to aid in retention and recruitment. In addition, by providing for change of control payments, we are able to encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the Company and protect the earned benefits of the officer against adverse changes resulting from a change in control. The level of payments provided under these provisions is consistent with what the Compensation Committee views as common industry practices. These arrangements are described in greater detail in the section of the proxy captioned “EXECUTIVE COMPENSATION — Potential Payments Upon Termination or Change in Control.”
Deductibility Cap on Executive Compensation
As of the date of this Proxy Statement, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), generally precludes a public corporation from deducting for federal income tax purposes compensation in excess of  $1 million in any taxable year for its Chief Executive Officer, Chief Financial Officer or any of its three other highest paid executive officers (for these purposes, the “covered employees”). Before 2018, certain performance-based compensation was not subject to that limitation. As part of its role, the Compensation Committee considers the anticipated tax treatment to us and the executive officers in its review and establishment of compensation programs and payments. In general, the Compensation Committee believes that it is in our best interest to receive maximum tax deductions for compensation paid to the covered employees. In general, we intend to pay performance-based compensation, including equity compensation, in a manner that preserves our ability to deduct the amounts paid to executive officers, although to maintain flexibility in compensating covered employees in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible under certain circumstances. Stock options and awards under our cash bonus plan granted to the named executive officers qualified as performance-based compensation that is not subject to the Section 162(m) deduction limitation.
Under the Tax Cuts and Jobs Act and subject to certain grandfathering rules, effective 2018, the performance-based compensation exception described above has been eliminated and the definition of “covered employee” has been expanded (before 2018, the chief financial officer and individuals who were covered employees in past years were not treated as covered employees). As a result, the Company generally will not be able to obtain a tax deduction for compensation paid to a covered employee in excess of $1 million. However, we expect we will continue to place significant emphasis on pay for performance in the design of our compensation programs notwithstanding the elimination of the Section 162(m) performance-based compensation exception.

EXECUTIVE COMPENSATION
The following table sets forth certain information concerning the compensation of Jeffrey S. Schoen, the Company’s Chief Executive Officer, and Rodney D. Gloss, the Company’s Chief Financial Officer, each of whom were the Company’s only executive officers during the year ended December 31, 2017. Mr. Schoen has served as Chief Executive Officer since November 8, 2013 and Mr. Gloss has served as Chief Financial Officer since September 12, 2016. We refer to these persons as the “named executive officers” elsewhere in this proxy statement.
Summary Compensation Table
Name and Principal Position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Jeffrey S. Schoen Current President and Chief Executive Officer	2017	$460,000	$—	$—	$20,186(5)	$480,186
	2016	$400,000	$—	$137,280	$18,087(6)	$555,367
	2015	$400,000	$368,500(3)	$195,610	$18,858(7)	$982,968
Rodney D. Gloss(10) Chief Financial Officer	2017	$215,000	$—	$—	$16,745(8)	$231,745
	2016	$66,154	$90,680(4)	$16,397	$75,645(9)	$248,876

(1)
The amounts in this column represent the grant date fair value of stock options granted to each named executive officer, determined using either a Black-Scholes option pricing model or a Monte Carlo option valuation model, in accordance with FASB ASC Topic 718. The amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each named executive officer. For the relevant assumptions used in determining the fair value of stock option awards, refer to “Stock Compensation Expense” in Note 1 and Note 10 — Stock Incentives to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2018.

(2)
These are performance bonus amounts earned based on performance criteria established at the beginning of each year pursuant to the annual incentive bonus plan, but are typically paid in the year following.

(3)
On November 12, 2015, Mr. Schoen was granted a stock option to purchase 50,000 shares of Common Stock, subject to vesting in five equal, annual installments beginning on the grant date.

(4)
On September 12, 2016, Mr. Gloss received a stock option to purchase 20,000 shares of Common Stock, subject to vesting in five equal, annual installments beginning on the grant date. On February 15, 2018, Mr. Gloss received a stock option to purchase 10,000 shares of Common Stock, subject to vesting in three equal, annual installments beginning on the grant date,

(5)
Consists of  $18,900 of matching Company contributions to the Company’s 401(k) plan and $1,286 for the Company’s payment for group life insurance.

(6)
Consists of  $16,844 of matching Company contributions to the Company’s 401(k) plan and $1,243 for the Company’s payment for group life insurance.

(7)
Consists of  $18,858 of matching Company contributions to the Company’s 401(k) plan.

(8)
Consists of  $16,145 of matching Company contributions to the Company’s 401(k) plan and $600 for the Company’s payment for group life insurance.

(9)
Consists of  $2,026 of matching Company contributions to the Company’s 401(k) plan, $73,396 of expenses and the related tax gross up for Mr. Gloss’ relocation to Tennessee, and $223 for the Company’s payment for group life insurance.

(10)
Mr. Gloss resigned from his position as Chief Financial Officer effective March 16, 2018.

Bonus Payments
Each year, based upon the recommendations of the Compensation Committee, the Company sets forth a cash bonus program based on target metrics critical to the Company’s financial results. In 2017, the bonus program was based on formulas and potential bonus ranges related to EBITDA. If the EBITDA minimum threshold was achieved, named executive officers were eligible to receive cash bonus payments. The following table summarizes the annual cash bonus opportunities granted to named executive officers in 2017. The minimum EBITDA threshold required for bonuses to be paid under our cash bonus program was not met in 2017.
		Estimated future payouts under non-equity incentive plan awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Jeffrey S. Schoen	March 24, 2017	$230,000	$460,000	$460,000
Rodney D. Gloss	March 24, 2017	$64,500	$129,000	$129,000

(1)
These columns show the potential value of the payout for each named executive officer if the threshold, target or maximum goals are satisfied for the Adjusted EBITDA performance measure under our executive cash incentive plan for the year. The potential payouts are performance-driven and therefore completely at risk. The business measurements, performance goals and salary and bonus multiples for determining the payout are described in the “COMPENSATION DISCUSSION AND ANALYSIS.”

2017 Grants of Plan-Based Awards
The Company’s 2014 Plan provides for grants of stock options, stock appreciation rights, and performance-based awards, as well as other stock based awards and cash based awards. With respect to executive officers and directors, the Company makes equity awards under the 2014 Plan to encourage them to focus on long-term Company performance. No restricted stock or stock option grants were made to our named executive officers during the year ended December 31, 2017.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information on the holdings of stock options by the named executive officers as of December 31, 2017.
		Option Awards
	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)
Jeffrey S. Schoen	May 19, 2009	3,750	—	—	$17.60	May 19, 2019
	May 19, 2010	3,750	—	—	$13.84	May 19, 2020
	May 17, 2012	5,000	—	—	$17.845	May 17, 2022
	May 16, 2013	15,000	—	—	$22.95	May 16, 2023
	November 8, 2013	100,000	—	300,000	$30.25	November 8, 2023
	November 12, 2015	30,000	20,000	—	$29.575	November 12, 2025
Rodney D. Gloss	September 12, 2016	8,000	12,000	—	$28.48	September 12, 2026

(1)
The expiration date of each option occurs ten years after its date of grant.

The table below provides the grant date for each outstanding equity award at the end of fiscal 2017 and the respective vesting schedule:
	Grant Date(1)	Number of Stock Options Granted	Vesting Period
			Prior to 2017	2017	2018	2019	2020	Market-Based(2)
Jeffrey S. Schoen	May 19, 2009	3,750	3,750	—	—	—	—	—
	May 19, 2010	3,750	3,750	—	—	—	—	—
	May 17, 2012	5,000	5,000	—	—	—	—	—
	May 16, 2013	15,000	15,000	—	—	—	—	—
	November 8, 2013	400,000	100,000	—	—	—	—	300,000
	November 12, 2015	50,000	20,000	10,000	10,000	10,000	—	—
Rodney D. Gloss	September 12, 2016	20,000	4,000	4,000	4,000	4,000	4,000	—

(1)
The expiration date of each option occurs ten years after its date of grant.

(2)
Market-based option grants will vest in three equal installments, if at all, if and when the share price of the Company’s Common Stock closes at or above each of  $42.35, $51.425 and $60.50, respectively, for three consecutive business days. The first tranche of 100,000 options vested in 2016 when the Company’s stock price closed above $34.788 for three consecutive business days.

Option Exercises and Stock Vested in Last Fiscal Year
The following table sets forth stock options that were exercised by our named executive officers in the fiscal year ended December 31, 2017:
	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Jeffrey S. Schoen	11,250	$140,663
Potential Payments Upon Termination or Change in Control
The following table sets forth the potential payments to our named executive officers under existing arrangements for various scenarios involving a change in control and/or termination of employment, assuming change of control and/or termination occurred on December 31, 2017.
	Termination With Cause	Termination Due to Death or Disability	Termination Without Cause or For Good Reason Within 12 Months After Change In Control(1)	Termination Without Cause or For Good Reason More Than 12 Months After Change In Control	Termination Without Cause	Termination For Good Reason	Termination By Employee Other than For Good Reason
Jeffrey S. Schoen	$—	$—	$1,192,890(2)	$—	$—	$—	$—
Rodney D. Gloss	$—	$—	$—	$—	$—	$—	$—

(1)
The payments upon a change in control include the value of the executive’s unvested stock options, which would vest upon such an event. At December 31, 2017, the closing market price of the Company’s Common Stock is higher than the exercise price of the unvested stock options.

(2)
Includes two years’ worth of salary and two times the average annual bonus payments for the past two years.

The Company has agreed, in his employment agreement, to provide the Company’s Chief Executive Officer with certain payments in connection with his severance from employment. This employment agreement was designed to provide a competitive compensation package to the Chief Executive Officer, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the Company and to protect the earned benefits of the officer against adverse changes resulting from a change in control. Severance payments would not be made in the event Mr. Schoen or Mr. Gloss is terminated by the Company or terminates his own employment for any reason at any time other than a termination by the Company without cause or termination for good reason within 12 months of a change in control. Any severance payments made to the named executive officers would be conditioned upon receiving a general release from the executive.
If Mr. Schoen’s employment is terminated without cause or for good reason within 12 months following a change in control event, then subject to execution of a release agreement Mr. Schoen is entitled to: (i) all earned and accrued but unpaid base salary, and (ii) severance consisting of an amount equal to two years of base salary plus an amount equal to twice the average of the annualized previous two bonus payments (but excluding any Stock Threshold Bonus as described below in “AGREEMENTS WITH NAMED EXECUTIVE OFFICERS”), payable in one lump sum. In the event of Mr. Schoen’s death or disability, the Company would be obligated to pay Mr. Schoen’s estate or Mr. Schoen all earned and accrued but unpaid base salary, and a pro-rated bonus.
The unvested options granted to Mr. Schoen in 2013 and 2015 and Mr. Gloss in 2016 and 2018 immediately vest if such executive is terminated either by the Company without cause or by executive for good reason within one year following a change in control and such change in control occurs within five years from the date of grant.
Cause is defined in the Company’s employment agreements and option agreements as:
•
the employee engages in willful misconduct which is materially injurious to the Company;

•
the employee is convicted, or enters a plea of nolo contendere with respect to a felony;

•
the employee engages in fraud or dishonesty in connection with the business of the Company;

•
the employee’s abuse of or dependency on alcohol or drugs (illicit or otherwise);

•
the employee breaches their contractual agreement; or

•
the employee fails to perform lawful directives, including, without limitation, any failure to regularly report to the office.

Good reason is defined in the Company’s employment agreements and option agreements as:
•
the employee is required to relocate permanently;

•
the employee’s duties are materially diminished;

•
the employee is required to regularly report to another person than the Board of Directors or as designated; or

•
the Company breaches its contractual agreement.

The definition of change in control in the Company’s employment agreements and option agreements includes:
(i)
any one person or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

(ii)
a change in the ownership of all or substantially all of the Company’s assets, which occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company or the value of the assets being disposed of determined without regard to any liabilities associated with such assets.

DIRECTORS’ COMPENSATION
The chart below sets forth the cash fees paid to directors in 2017.
Type of Fee
Non-employee Director (other than Chairman)	$30,000
Chairman of the Board of Directors	$50,000
Chairman of the Audit Committee	$10,000
Member of the Audit Committee	$5,000
Chairman of the Compensation Committee	$5,000
Chairman of the Nominating and Corporate Governance Committee	$5,000
Board Meeting Attended by Director:
Attended in person	$1,200
Attended by telephone	$600
Audit, Compensation or Nominating and Corporate Governance Committee Meetings:
Attended in person if it is not in conjunction with a full Board meeting	$1,200
Attended by telephone	$600
Special Committees(1)	$5,000

(1)
Generally, members of a special committee are paid $5,000 for their services, however, the fees paid may vary from time to time and are approved on a case-by-case basis by the Compensation Committee.

The Compensation Committee believes directors’ incentives should be to improve the long-term value of the Company and promote stockholder returns. Accordingly, in addition to the above fees, our directors are also compensated with awards under the 2014 Plan. It has been the Company’s practice to award options for the issuance of 5,000 shares of Common Stock upon a new non-employee director’s election to the Board of Directors. At the 2017 annual meeting of stockholders, the Company awarded each continuing non-employee director options for the issuance of 5,000 shares of Common Stock in connection with their re-election, and options for the issuance of 15,000 shares of Common Stock were awarded to the Chairman of the Board of Directors. The options are immediately vested upon grant. The Company reimburses members of the Board of Directors for travel expenditures related to their services to the Company. In addition, the Company has entered into an indemnification agreement with each of its Directors, which requires the Company to indemnify them against certain liabilities that may arise as a result of their status or service as Directors of the Company. The Company also pays the premiums on the directors’ and officers’ liability insurance policies.

The following table sets forth compensation for each of our non-employee directors for the fiscal year ended December 31, 2017.
Summary Board of Directors Compensation
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total
Steven R. Berlin(2)	$78,000	$51,000	$—	$129,000
Mario Armando Garcia(3)	$37,800	$17,000	$—	$54,800
John C. Guttilla(4)	$49,400	$17,000	$—	$66,400
Douglas E. Hailey(5)	$44,400	$17,000	$—	$61,400
Elaine MacDonald(6)	$50,000	$17,000	$—	$67,000
Mark H. Ravich(7)	$56,200	$17,000	$—	$73,200

(1)
The amounts in this column represent the grant date fair value of stock options granted to each director in fiscal 2017, determined using the Black-Scholes option pricing model, in accordance with FASB ASC Topic 718. The amounts in this column reflect our accounting expense for these awards and do not correspond to the actual value that will be realized by each director. For the relevant assumptions used in determining the fair value of stock option awards, refer to “Stock Compensation Expense” in Note 1 and Note 10 — Stock Incentives to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2018.

(2)
Mr. Berlin had 81,250 vested stock options outstanding as of December 31, 2017.

(3)
Mr. Garcia had 20,000 vested stock options outstanding as of December 31, 2017.

(4)
Mr. Guttilla had 32,750 vested stock options outstanding as of December 31, 2017.

(5)
Mr. Hailey had 30,000 vested stock options outstanding as of December 31, 2017.

(6)
Ms. MacDonald had 25,000 vested stock options outstanding as of December 31, 2017.

(7)
Mr. Ravich had 28,750 vested stock options outstanding as of December 31, 2017.

Employee Benefit Plans
Stock Incentive Plan.   In April 2014, the Board of Directors and stockholders adopted the Orchids Paper Products Company 2014 Stock Incentive Plan (the “2014 Plan”), which replaced the 2005 Stock Incentive Plan (the “2005 Plan”). A total of 400,000 shares of Company Common Stock was allocated for issuance under the 2014 Plan, including 21,416 shares which were rolled over from the 2005 Plan. The 2014 Plan was established to allow the Company to continue to provide incentives to officers, employees, consultants and advisers (including members of the Board of Directors), who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. The Board of Directors believes that the 2014 Plan also helps to align the interests of its management, directors, employees and other personnel with the interests of our stockholders and permits the Company to use the shares allocated to the plan to attract and retain key employees by providing them with appropriate equity incentives.

Equity awards previously granted under the 2005 Plan will continue in full force and effect under the terms of the 2005 Plan and were not changed nor modified. As of March 1, 2018, there are 39,575 shares available for issuance under the 2014 Plan. The following table discloses equity securities authorized for issuance as of December 31, 2017:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	939,425	$26.41	49,575
Equity compensation plans not approved by security holders	—		—
Total	939,425		49,575

401(k) Plans. The Company established three 401(k) retirement savings plans in 1998. One plan covers all salaried employees, one covers the Company’s union employees in the paper mill and one covers the Company’s union employees in the converting facility. Each of the Company’s participating employees may contribute to the 401(k) plan, through payroll deductions, not less than 1% nor more than 25% of his or her total cash compensation. The Company may make matching or additional contributions to the 401(k) plan in amounts to be determined annually by the Company’s Board of Directors in the case of the Company’s 401(k) plan for salaried employees, and by the respective union contracts in the case of the 401(k) plans for union employees. Employees may elect to invest their contributions in various established mutual funds. All amounts contributed by employee participants are fully vested at all times. Under all plans, employer matching contributions are fully vested at all times. For the years ended December 31, 2016, and 2017, plan participants paid administrative expenses.
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
The Company has an employment agreement with Jeffrey S. Schoen, President and Chief Executive Officer, and an employment arrangement with Rodney D. Gloss, Chief Financial Officer. The terms of employment were individually developed based on a number of factors, including the particular executive’s position, his scope of duties, his experience, his past performance, our compensation goals and the market for executive talent.
Schoen Employment Agreement
The Company and Mr. Schoen entered to an Employment Agreement on January 23, 2014. Pursuant to the Employment Agreement, Mr. Schoen is an at-will employee and either party may terminate the Employment Agreement at any time. The Employment Agreement provides that Mr. Schoen is entitled to an initial base salary of  $400,000 per annum, subject to annual review and increase at the discretion of the Compensation Committee. Further, Mr. Schoen is potentially entitled to the following bonus payments: (i) an annual performance bonus in an amount up to 100% of then current base salary (target bonus of 60% of base salary) based on achievement of such targets as shall be established, in accordance with the Company’s annual bonus program, and pro-rated as necessary for any partial year; and (ii) a one-time bonus payment of  $50,000 if for three consecutive business days the Company’s share price closes above each of the following four thresholds at any point during the five years following November 8, 2013: $34.788, $42.35, $51.425, or $60.50 (each a “Stock Threshold Bonus”). The aggregate Stock Threshold Bonus payable is limited to $200,000. All payments under the Employment Agreement are intended to be exempt from Section 409A as short-term deferrals.
The Employment Agreement also provides that Mr. Schoen is entitled to certain other benefits, including the payment by the Company of costs of reasonable temporary living in the Tulsa, Oklahoma area for up to 12 months, the reimbursement of certain relocation costs incurred by Mr. Schoen, and four weeks of vacation during each of the first three years of employment and five weeks thereafter.

If Mr. Schoen’s employment is terminated without “Cause” or with “Good Reason” within 12 months following a change in control event, then subject to execution of a release agreement Mr. Schoen is entitled to: (i) all earned and accrued but unpaid base salary, and (ii) severance consisting of an amount equal to two years of base salary plus an amount equal to twice the average of the annualized previous two bonus payments (but excluding the Stock Threshold Bonus), payable in one lump sum. In the event of Mr. Schoen’s death or disability the Company would be obligated to pay Mr. Schoen’s estate or Mr. Schoen all earned and accrued but unpaid base salary, and a pro-rated bonus.
For two years following the termination of Mr. Schoen’s employment he has an obligation to inform the Company of his new employer, work location and responsibilities within ten days after accepting new employment. Also, if he receives severance, during that time Mr. Schoen will be subject to restrictive covenants relating to the solicitation of customers, suppliers or employees of the Company, and if he does not receive severance, relating to the solicitation of customers. Any severance would be conditioned upon the Company’s receipt of a general release.
Gloss Employment Arrangement
The Company and Mr. Gloss entered into an employment arrangement on September 12, 2017, the date which Mr. Gloss assumed the position of Chief Financial Officer. Pursuant to the employment arrangement, Mr. Gloss is an at-will employee and either party may terminate Mr. Gloss’ employment at any time. The employment arrangement provides that Mr. Gloss is entitled to an initial base salary of $215,000 per annum. Mr. Gloss is entitled to an annual cash bonus targeted at 40% of his annual base salary and limited to a maximum of 60% of his annual base salary. Pursuant to the employment arrangement, Mr. Gloss has agreed to certain restrictive covenants. Those covenants include an agreement not to use or to disclose confidential information so long as it shall remain proprietary. Mr. Gloss resigned from his position as Chief Financial Officer effective March 16, 2018.
The Company and Mr. Gloss entered into Option Agreements on September 12, 2016 and February 15, 2018, pursuant to the terms of which if the Company terminates him without cause or if he terminates his employment for good reason, the unvested stock options granted to Mr. Gloss immediately vest, provided such change in control occurs within five years from the date of grant.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
We review all transactions and relationships in which the Company and any of our Directors, nominees for Director or executive officers, or any of their immediate family members, are participants, so as to determine whether any of these individuals have a direct or indirect material interest in any such transaction. We have developed and implemented processes and controls to obtain information from the Directors and executive officers about related person transactions, and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any such transaction. Transactions that are determined to be directly or indirectly material to a related person are disclosed in the Company’s proxy statement.
Pursuant to these processes, all Directors and executive officers annually complete, sign and submit a Directors’ and Officers’ Questionnaire that is designed to identify related person transactions and both actual and potential conflicts of interest. We also make appropriate inquiries as to the nature and extent of business that the Company conducts with other companies for whom any of our Directors or executive officers also serve as directors or executive officers.
Under the Company’s Business Conduct and Ethics Policy, any direct or indirect conflict of interest is prohibited, unless specifically consented to by the Company. A conflict of interest exists if, in the course of employment, the officer’s or director’s judgment and discretion is or may be influenced by considerations of personal gain, either for one’s self or a third party. A director or executive officer may report any conflict or potential conflict of interest to the Company’s Chief Financial Officer or the Chairman of the Nominating and Corporate Governance Committee. A waiver of a conflict of interest with respect to executive officers and directors may only be granted by the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since the beginning of 2017, there has not been, nor is there currently planned, any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of the Company’s Common Stock or any member of such persons’ immediate families had or will have a direct or indirect material interest other than agreements which are described in this proxy under the section captioned “AGREEMENTS WITH NAMED EXECUTIVE OFFICERS” and the agreements and transactions described below.
Fabrica and Related Transactions
In June 2014, the Company closed an asset purchase agreement (“Purchase Agreement”) with Fabrica de Papel San Francisco, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Fabrica”), entered into an Assignment and Assumption of Supply Agreement with Elgin Finance & Investment Corp. (“Elgin”) and Fabrica, entered into an Equipment Lease Agreement with Fabrica, and appointed Mario Armando Garcia as a member of the Board. As the president and controlling owner of each of Fabrica and Elgin, Mr. Garcia has a financial interest in the Purchase Agreement, Supply Agreement and Equipment Lease Agreement, each of which is described below and has been previously disclosed in our filings with the SEC.
Mr. Garcia was not an affiliate of the Company at the time these transactions were entered into. As of March 1, 2017, Mr. Garcia is a member of the board of directors and owns, directly and indirectly through Fabrica, 696,083 shares of the Company’s common stock. See the table of  “Beneficial Owners of More Than Five Percent” in this Proxy Statement.
The Company believes that the terms of these transactions with Fabrica and Elgin are no less favorable than the Company would have received from an unrelated third-party.
Asset Purchase Agreement
Pursuant to the terms of the Purchase Agreement, Orchids acquired a paper machine, two converting lines, Fabrica’s U.S. customer list, exclusive rights to all of Fabrica’s trademarks in the United States, and Fabrica’s covenant not to compete in the United States. The Company paid the $12.0 million purchase price with 411,650 shares of Orchids’ common stock.
Supply Agreement
In connection with closing the Purchase Agreement, Orchids also entered into an Assignment and Assumption of Supply Agreement with Elgin. The Company paid the purchase price of  $16.7 million in cash and $8.0 million in 274,433 shares of Orchids’ common stock in exchange for the assignment to Orchids of Elgin’s supply agreement with Fabrica which provided Elgin exclusive supply rights with respect to Fabrica’s U.S. business. Under the Supply Agreement between the Company and Fabrica, the Company has the right to purchase converting capacity from Fabrica. The Company believes that products purchased under the agreement are purchased at arm’s length, which is at cost plus a markup.
During 2016 and 2017, the Company purchased converted products totaling approximately $26.6 million and $32.0 million, respectively, under the Supply Agreement.
Equipment Lease Agreement
Concurrently with the closing of the Purchase Agreement, and pursuant to the terms thereof, Orchids and Fabrica entered into the Equipment Lease Agreement. Pursuant to the terms of the Equipment Lease Agreement, Orchids leases the paper making and converting assets acquired under the Purchase Agreement back to Fabrica. The rental fee is based upon the number of metric tons shipped by Fabrica to the Company, subject to annual adjustment based on the calculation of the annual purchase price in the Supply Agreement. The Equipment Lease Agreement has a term of twenty (20) years, but will terminate automatically upon termination of the Supply Agreement.

Upon the earlier of  (i) the termination of the Equipment Lease Agreement or (ii) the purchase by Orchids of a separate paper making or converting asset and the entry into of an equipment lease agreement between Orchids and Fabrica with respect to such purchased asset, Orchids shall have the right to sell to Fabrica the paper assets leased under the Equipment Lease Agreement on an as-is-where-is basis, for $12.0 million.
During 2016 and 2017, the Company billed Fabrica $2.0 million and $1.6 million, respectively, under the Equipment Lease Agreement.
Shares held in Escrow
Pursuant to the above transactions, Fabrica deposited 285,754 shares of the Company’s common stock that it received at closing under the Purchase Agreement, into an escrow account for a period of ten (10) years, to satisfy a portion of the $100 million in liquidated damages payable by Fabrica in the event of a termination of the Supply Agreement due to (i) a material breach as a result of intentional, willful or grossly negligent conduct by Fabrica, (ii) a breach of Fabrica’s covenant not to compete, or (iii) a voluntary filing of bankruptcy by Fabrica. In the event of a change of control of Fabrica, the Company will have a two (2) year right to terminate the Supply Agreement, and in such event Fabrica would be required to pay the Company liquidated damages of  $36.7 million. On September 9, 2016, Fabrica acquired an additional 274,433 shares from Elgin Finance & Investment Corp. (“Elgin”), which Elgin had placed in escrow in order to satisfy potential indemnity obligations under a purchase agreement that has expired. These shares were also deposited into Fabrica’s escrow account, bringing the total number of shares of the Company’s common stock held in Fabrica’s escrow account to 560,187.
In the event that a change of control of the Company occurs within five (5) years following the effective date without the prior written consent of Fabrica, the Supply Agreement will terminate two (2) years following the date of the change of control, with no liquidated damages payable; provided, however, that if Fabrica terminates the Supply Agreement within the two (2) years following such change of control, Fabrica shall pay the Company liquidated damages of  $20.0 million. The Supply Agreement has an initial term of twenty (20) years.
Board Representation
In connection with Mr. Garcia’s appointment as a director, the Company awarded Mr. Garcia an option to purchase 5,000 shares of the Company’s common stock, par value $0.001, and entered into an indemnification agreement with Mr. Garcia. In addition, the Company will pay Mr. Garcia a cash retainer of  $30,000 per year, which is the standard cash retainer paid to the other non-employee directors other than the Chairman.
Pursuant to the terms of the Purchase Agreement, Orchids agrees to continue to use its reasonable best efforts to maintain Mr. Garcia or such other person designated by Fabrica who is reasonably acceptable to Orchids, as a member of the Board through the earlier of  (i) the date of termination or expiration of the Supply Agreement with Fabrica or (ii) such time that Fabrica and its affiliates, collectively, beneficially own less than five percent (5%) of the number of shares of Orchids’ common stock that were outstanding as of the closing of the NYSE American exchange on the closing date of the Fabrica Transaction.
There is no family relationship between Mr. Garcia and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. Except for the transactions effected, and agreements entered into, in connection with the Purchase Agreement, Supply Agreement and Equipment Lease Agreement, Mr. Garcia has not been a party to any transaction, or had an interest in a transaction, with the Company or any subsidiary or affiliate thereof since the beginning of the Company’s last fiscal year.
Indemnification and Employment Agreements
As permitted by the Delaware General Corporation Law, we have adopted provisions in the Company’s Certificate of Incorporation and Bylaws that authorize and require us to indemnify the Company’s officers and directors to the full extent permitted under Delaware law, subject to limited exceptions. The Company’s Bylaws provide that the Company will indemnify the Company’s directors and officers, and may indemnify the Company’s employees and other agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company has entered into indemnification agreements with the Company’s directors and executive officers. Under these agreements, the Company is required to indemnify them against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual, or any threatened, proceeding if any of them may be made a party because he or she is or was one of the Company’s directors or officers. The Company is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company’s best interests. With respect to any criminal proceeding, the Company is obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification under such agreements. The Company maintains a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances. We believe that the above indemnification and liability provisions are essential to attracting and retaining qualified persons as officers and directors.
In addition, the Company’s amended and restated certificate of incorporation limits the personal liability of the Company’s directors to the Company and its stockholders for monetary damages to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision in the Company’s amended and restated certificate of incorporation does not eliminate a director’s duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or the Company’s stockholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

PROPOSAL 2
ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
At the 2017 Annual Meeting of Stockholders, over 92.4% of shares voted were in support of the Company’s executive compensation program. Pursuant to Section 14A of the Exchange Act and SEC rules, we are again submitting for a non-binding stockholder vote our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We plan to hold this vote every year.
We encourage stockholders to review the “COMPENSATION DISCUSSION AND ANALYSIS,” or CD&A, beginning on page 17. The CD&A provides additional details on our executive compensation program, including our philosophy and the objectives underpinning our executive compensation program, the individual elements of our executive compensation program and how our executive compensation plans are administered.
The Board of Directors believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement aligns with our comparator group pay practices and coincides with our compensation philosophy. The Board of Directors regularly evaluates the individual elements of our compensation program in light of market conditions and governance requirements and makes changes as appropriate for our business. As explained in the CD&A, the general objectives of, and important factors for, the Company’s executive compensation program include significant emphasis on accomplishing our strategic, financial and operating performance objectives and aligning our executives’ interests with the interests of our stockholders through long-term performance of our executives. We believe that our executive compensation program is competitive and provides an appropriate balance between risks and rewards, and furthermore has been effective at attracting and retaining our executives in a reasonable and cost-effective manner while motivating our executives to achieve long-term successes for us. Accordingly, the Board of Directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of approving the compensation of the named executive officers, as disclosed in the CD&A, compensation tables and narrative discussion herein.
Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and neither the board nor the committee will be required to take any action as a result of the outcome of the vote on this proposal. However, The Board of Directors values the opinions of the Company’s stockholders as expressed through their votes and other communications and will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, BY ADVISORY VOTE, OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The firm of HoganTaylor LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2017. The Audit Committee of the Board of Directors has appointed HoganTaylor LLP to act in that capacity for the year ending December 31, 2018. A representative of HoganTaylor LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.
Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee of the Board of Directors continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain HoganTaylor LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
For this proposal to ratify the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HOGANTAYLOR LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.
Fees Paid to Independent Registered Public Accounting Firm
The following table sets forth fees paid to HoganTaylor LLP, in each of the last two fiscal years:
	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees
2017	$172,600	$47,875(4)	$—	$—
2016	$137,949	$16,000	$—	$—

(1)
Audit Fees include aggregate fees for professional services rendered by HoganTaylor LLP for the audit of the Company’s financial statements included in the Company’s annual report on Form 10-K, for the internal control audit required by Section 404 of the Sarbanes-Oxley Act of 2002 and for the review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)
Audit-Related Fees include fees billed for audit-related services rendered by HoganTaylor LLP. These fees primarily relate to audits of the Company’s defined contribution pension plans in each year.

(3)
Tax Fees include the aggregate fees paid to HoganTaylor LLP for tax compliance and tax consulting.

(4)
Includes $22,000 associated with an “at the market” stock offering program that the Company initiated in May 2017.

Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm
The Audit Committee Charter requires the committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval. The Audit Committee pre-approves these services by category of service. In determining whether proposed services are permissible, the committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the committee may (i) consult with management as part of the decision making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more committee members, provided that any such approvals are presented to the full committee at the next scheduled Audit Committee meeting.
The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. All services provided to the Company by HoganTaylor in 2016 and 2017 were pre-approved by the Audit Committee.
The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the fiscal year ended December 31, 2017 that were attributable to work performed by persons other than the principal accountant’s full-time, permanent employees was less than 50%.

PROPOSAL 4
APPROVAL OF THE AMENDMENT OF ORCHIDS PAPER PRODUCTS COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIRECTORS ARE REMOVABLE WITH OR WITHOUT CAUSE
Introduction
The Board is proposing, for approval by our stockholders, the following resolutions to delete a provision in the Company’s Certificate of Incorporation that provides that directors are removable only for cause, thereby subjecting directors to removal with or without cause:
It is hereby RESOLVED that, pursuant to Article Eleventh of the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), Article Fifth, Section 3 of the Company’s Certificate of Incorporation is hereby amended in its entirety to read as follows:
Subject to applicable law, any vacancy on the Board of Directors that results from an increase in the number of directors or resulting from the death, resignation, removal from office or any other cause may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor. Subject to applicable law, any or all of the directors of the Corporation may be removed from office at any time by the stockholders by the affirmative vote of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director.
FURTHER RESOLVED, that the Board of Directors shall take such further action as is necessary to effect the above amendments to the Certificate of Incorporation and the Bylaws.
On December 21, 2015, the Delaware Court of Chancery issued an opinion in In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL (Del. Ch. Dec. 21, 2015), invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation, that permitted the removal of VAALCO’s directors by its stockholders only for cause. The Court of Chancery held that, in the absence of a classified board or cumulative voting, VAALCO’s “only for cause” director removal provisions conflicted with Section 141(k) of the Delaware General Corporation Law (the “DGCL”) and were therefore invalid. Article Fifth, Section 3 of our current Certificate of Incorporation contains a similar “only for cause” director removal provision, and our Certificate of Incorporation does not provide for a classified board of directors or cumulative voting. While Article Fifth, section 3 of our Certificate of Incorporation is expressly subject to the DGCL and other applicable law, including the VAALCO decision discussed above, and therefore subject to developments in Delaware law such as the VAALCO decition, our Board of Directors believes that in the interest of clarity our Certificate of Incorporation should be amended to reflect the VAALCO decision.
The Board is committed to good governance practices and believes the proposed amendment to our Certificate of Incorporation are in the best interests of the Company and our stockholders. The Board adopted an identical amendment to the Company’s Bylaws on December 14, 2017.
Subject to the stockholders’ approval of the above proposal, the amendment will become effective upon the acceptance of the Company’s filing of Certificates of Amendment with the Secretary of State of Delaware.
Vote Required for Approval
The amendment to the Certificate of Incorporation under this Proposal 4 requires the affirmative vote of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all of the outstanding shares of the Company voting together in a single class.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE ORCHIDS PAPER PRODUCTS COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE THAT DIRECTORS ARE REMOVABLE
WITH OR WITHOUT CAUSE.
PROPOSAL 5
APPROVAL OF AN AMENDMENT TO THE ORCHIDS PAPER PRODUCTS COMPANY 2014 STOCK INCENTIVE PLAN
Overview of the 2014 Plan
The Orchids Paper Products Company 2014 Stock Incentive Plan (the “2014 Plan”) was originally adopted approved by Board of Directors on February 12, 2014, and subsequently approved by our stockholders at a special meeting of the stockholders held on March 5, 2014.
Options covering 363,100 shares of Common Stock have been granted under the 2014 Plan at exercise prices ranging from $12.22 to $31.33 per share. As of December 31, 2017, an aggregate of 1,000 shares of Common Stock were issued upon exercise of such awards, and 12,675 shares were forfeited or expired. As of the same date, awards covering 349,425 shares of Common Stock remain outstanding under the 2014 Plan with exercise prices ranging from $12.22 to $31.33 per share, 95,771 of which remain unvested. See the tables below for additional details.
The 2014 Plan is intended to allow the Company to provide incentives to officers, employees, consultants and advisers (including members of the Board of Directors), who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. The Board of Directors believes that the 2014 Plan also helps to align the interests of its management, directors, employees and other personnel with the interests of our stockholders.
The Board of Directors is seeking stockholder approval to adopt the Amendment (as defined below) because: (i) currently the 2014 Plan has only 49,575 shares available for future awards; (ii) our Board of Directors desires the continued flexibility to grant awards that are comparable to awards that our peer group companies have the ability to grant; (iii) our Board of Directors desires the ability to continue to issue options which will qualify as incentive options pursuant to the Internal Revenue Code of 1986, as amended (the “Code”); and (iv) compliance with Rule 711 of the NYSE American Rules requires stockholder approval of equity compensation plans in which officers, directors, employees, or consultants may participate, including material amendments to such plans.
The Proposed 2014 Plan Amendment
At the Annual Meeting, we are asking our stockholders to approve an amendment (the “Amendment”) to the 2014 Plan. Our Board of Directors approved the Amendment on March 9, 2018, subject to approval by our stockholders. If approved at the Annual Meeting, the Amendment will increase the maximum aggregate number of shares of common stock in respect of which awards may be granted under the 2014 Plan by 400,000. As a result, approximately 449,575 shares would be available for grant (based on the number of shares subject to awards outstanding as of December 31, 2017).
The proposed increase is estimated to cover approximately 3 additional years’ worth of awards, as well as special or unplanned activities, such as business development and acquisition opportunities.
We consider it crucial to ensure that we continue to have the ability to use equity awards under the 2014 Plan to attract and retain talented employees and directors. Our business operations and growth plans would be significantly hampered if we were unable to offer competitive equity packages to retain and hire employees. Our Board of Directors and the Compensation Committee believe that approving the Amendment is in the best interests of the Company and our shareholders because it will permit us to increase the shares available and continue to use such shares to attract and retain key employees by providing them with appropriate equity incentives. If the stockholders do not approve the adoption of the amendment to the 2014 Plan, the Company may be unable to provide adequate stock-based incentives to new or existing officers, directors or employees of the Company.

A copy of the 2014 Plan as it is proposed to be amended is attached to this Proxy Statement as Appendix A, and the following summary of the principal features of the 2014 Plan is qualified in its entirety by reference to, and should be read in conjunction with, Appendix A.
Activity under the 2014 Plan
In determining to approve the Amendment, the Board of Directors considered the our historical run rate under the 2014 Plan, our historical and projected share pool usage (including market data on executives’ long-term incentive award sizes) and the estimated future plan life. The following table sets forth information regarding equity awards made during, and the run rate of our equity compensation program for, each the last three fiscal years, as well as the average for all three fiscal years. The run rate represents all awards granted in a fiscal year divided by the number of shares of common stock outstanding at the end of that fiscal year.
	Fiscal 2015	Fiscal 2016	Fiscal 2017	Three Year Average
Option awards	136,600	65,000	116,500	106,033
Common stock outstanding at fiscal year-end	10,268,891	10,296,891	10,670,348	10,412,043
Run rate	1.3%	0.6%	1.1%	1.0%
Summary Description of the 2014 Plan (as amended)
The following is a summary of the 2014 Plan, assuming the Amendment is approved by our stockholders. This summary is qualified in its entirety by reference to the complete text of the 2014 Plan, a copy of which is attached hereto as Appendix A and incorporated by reference. You are urged to read the full text of the 2014 Plan in its entirety.
Purpose.   The purpose of the 2014 Plan is to provide us with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on our behalf by providing incentives through the granting of awards. By granting awards to such individuals, we expect that the interests of the recipients will be better aligned with our interests.
Stock Subject to the 2014 Plan.   At the time the 2014 Plan was approved by our stockholders, 400,000 shares of Common Stock were reserved for issuance under the 2014 Plan. If the Amendment is approved by our stockholders at the 2018 Annual Meeting, there will be 800,000 shares reserved for issuance.
The Company may use shares held in treasury in lieu of authorized but unissued shares. If any award expires or terminates, the shares subject to such award shall again be available for purposes of the 2014 Plan. Any shares used by the participant as payment to satisfy a purchase price related to an award, and any shares withheld by the Company to satisfy an applicable tax-withholding obligation, shall again be available for purposes of the 2014 Plan.
Administration of the 2014 Plan.   The 2014 Plan is administered by the Compensation Committee, all of the members of which are independent as required by law. The Compensation Committee has sole discretion over determining individuals eligible to participate in the 2014 Plan and the time or times at which awards will be granted and the number of shares, if applicable, which will be granted under an award. Subject to certain limitations, the Compensation Committee’s power and authority includes, but is not limited to, the ability to interpret the 2014 Plan, to establish rules and regulations for carrying out the 2014 Plan and to amend or rescind any rules previously established, to determine the terms and provisions of the award agreements and to make all other determinations necessary or advisable for the administration of the 2014 Plan.
Eligible Persons.   Any of our employees and directors, as well as consultants to us, who are selected by the Compensation Committee are eligible to receive awards. The Compensation Committee will consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective awards, provided that incentive stock options may only be granted to employees.
Grant of Awards.   The types of awards that may be granted under the 2014 Plan are stock options (either incentive stock options or non-qualified stock options), stock appreciation rights, performance-based awards, as well as other stock-based awards and cash-based awards. Awards are evidenced by an agreement and an award recipient has no voting rights as a stockholder with respect to any securities covered by an award until the date the recipient becomes a holder of record of the Company’s Common Stock.
The Compensation Committee shall designate the purchase price for each share of stock subject to a non-qualified stock option or incentive stock option under the 2014 Plan, provided that such exercise price shall not be less than 100% of the fair market value of the stock subject to an a non-qualified stock option or incentive stock option on the date the option is granted. With respect to a participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company, or a parent or subsidiary of the Company, the exercise price of the stock subject to an incentive stock option shall be at least 110% of the fair market value of such stock on the incentive stock option’s grant date.
Stock appreciation rights granted under the 2014 Plan are subject to the same terms and restrictions as the option grants and may be granted independent of, or in connection with, the grant of options. The Compensation Committee determines the exercise price of stock appreciation rights subject to the limitation that such exercise price shall not be less than 100% of fair market value on the date the stock appreciation right is granted. A stock appreciation right granted independent of an option entitles the participant to payment in an amount equal to the excess of the fair market value of a share of the Company’s Common Stock on the exercise date over the exercise price per share, times the number of stock appreciation rights exercised. A stock appreciation right granted in connection with an option entitles the participant to surrender an unexercised option and to receive in exchange an amount equal to the excess of the fair market value of a share of the Company’s Common Stock over the exercise price per share for the option, times the number of shares covered by the option which is surrendered. Fair market value is determined in the same manner as it is determined for options.
The Compensation Committee may also grant awards of stock, restricted stock and other awards valued in whole or in part by reference to the fair market value of the Company’s Common Stock. These stock-based awards, in the discretion of the Compensation Committee, may be, among other things, subject to completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Additionally, the Compensation Committee may grant awards of cash, in values to be determined by the Compensation Committee.
Awards granted under the 2014 Plan are generally not transferable by the participant except by will or the laws of descent and distribution, and each award is exercisable, during the lifetime of the participant, only by the participant or his or her guardian or legal representative, unless otherwise permitted by the Compensation Committee.
Awards Granted.
As of December 31, 2017, only 49,575 shares remain available for future awards under the 2014 Plan, or approximately 12% of the shares reserved. The table below sets forth the number of shares subject to awards which have been granted through December 31, 2017 under the 2014 Plan to (i) our named executive officers, (ii) our named executive officers as a group, (iii) all current directors who are not named executive officers, (iv) all employees, including officers who are not named executive officers, as a group; (v) former directors, as a group, and (vi) former executive officers, as a group:

As of December 31, 2017:
Award Recipient	Number of Options Awarded Under the Stock Incentive Plan
Named Executive Officers:
Jeffrey Schoen	50,000
Rodney Gloss	20,000
Named Executive Officers as a group	70,000
Current directors who are not Named Executive Officers:
Steve Berlin	60,000
Mario Garcia	20,000
John Guttilla	20,000
Doug Hailey	20,000
Elaine MacDonald	20,000
Mark Ravich	20,000
Total	160,000
All employees, including officers who are not Named Executive Officers, as a group	128,100
Former executive officers, as a group	5,000
Total	363,100
As of December 31, 2017, there were options to purchase 349,425 shares of Common Stock outstanding under the 2014 Plan at exercise prices ranging from $12.22 to $31.33 per share. The weighted average exercise price of the outstanding options was $23.68. The following table sets forth additional details regarding the awards that were made under the 2014 Plan:
As of December 31, 2017:
Shares reserved for issuance under the 2014 Plan	400,000
Options granted and exercised	(1,000)
Options granted and outstanding	(349,425)
Restricted stock granted and outstanding	—
Restricted stock granted and forfeited	—
Shares remaining for issuance under the 2014 Plan	49,575
Total options granted under the 2014 Plan	363,100
Total restricted stock granted under the 2014 Plan	—
Total awards granted under the 2014 Plan	363,100
Options granted under the 2014 Plan will vest as provided by the Compensation Committee at the time of the grant. The Compensation Committee may provide for accelerated vesting or termination in exchange for cash of any outstanding awards or the issuance of substitute awards upon consummation of a change in control, as defined in the 2014 Plan. The currently outstanding employee options vest (i) 20% on the date of grant and then ratably at 20% per year over the following four years, (ii) 33 1∕3% on the date of grant and then ratably at 33 1∕3% per year over the following two years, or (iii) based on when the closing price of the Company’s Common Stock reaches certain levels as specified in the option agreement. Options granted to members of the Board of Directors vested upon grant.
Amendment.   The 2014 Plan may be amended, altered, suspended or terminated by the administrator at any time. The Company may not alter the rights and obligations under any award granted before amendment of the 2014 Plan without the consent of the affected participant. Unless terminated sooner, the 2014 Plan will terminate automatically in February 2024.

Federal Income Tax Consequences of Awards
The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2014 Plan and with respect to the sale of Common Stock acquired under the 2014 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. The tax consequences for any particular individual may be different.
Incentive Stock Options.   Some options may constitute “incentive stock options” within the meaning of Section 422 of the Code. If we grant an incentive stock option, the recipient is not required to recognize income upon the grant of the incentive stock option, and the Company will not be allowed to take a deduction. Similarly, when a recipient exercises any incentive stock options, provided he or she has not ceased to be an employee of the Company and all affiliates for more than three months before the date of exercise due to a reason other than the employee’s death or disability, such employee will not be required to recognize income, and the Company will not be allowed to take a deduction. For purposes of the alternative minimum tax, however, the amount by which the aggregate fair market value of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in alternative minimum taxable income for the year in which the incentive stock option is exercised. The Code imposes an alternative minimum tax on a taxpayer whose tentative minimum tax, as defined in Section 55(b)(1) of the Code, exceeds the taxpayer’s regular tax.
Additional tax consequences will depend upon how long the recipient holds the shares of Common Stock received after exercising the incentive stock options. If the shares are held for more than two years from the date of grant and one year from the date of exercise of the option, upon disposition of the shares, any gain or loss upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain or loss. If the recipient disposes of shares acquired upon exercise of an incentive stock option which shares were held for two years or less from the date of grant or one year or less from the date of exercise (“Disqualifying Disposition”), the recipient generally will recognize ordinary income in the year of the disposition.
To the extent that a recipient recognizes ordinary income, the Company is allowed to take a deduction. In addition, a recipient must recognize as short-term or long-term capital gain, depending on whether the holding period for the shares exceeds one year, any amount that is realized upon disposition of those shares which exceeds the fair market value of those shares on the date of exercise of the option.
Non-Qualified Stock Options.   If a recipient receives a non-qualified stock option, he or she will not recognize income at the time of the grant of the stock option, nor will the Company be entitled to a deduction. However, such person will recognize ordinary income upon the exercise of the non-qualified stock option. The amount of ordinary income recognized equals the difference between (a) the fair market value of the stock on the date of exercise and (b) the amount paid for the stock. The Company will be entitled to a deduction in the same amount. The ordinary income recognized will be subject to applicable tax withholding by the Company. When the shares are sold, any difference between the sales price and the basis (i.e., the amount paid for the stock plus the ordinary income recognized) will be treated as a short-term or long-term capital gain or loss, depending on the holding period of the shares.
Performance-Based Awards/Stock Appreciation Rights.   An award recipient generally will not recognize taxable income upon the grant of performance-based awards or stock appreciation rights. Instead, such person will recognize as ordinary income, and the Company will have as a corresponding deduction, for any cash delivered and the fair market value of any Common Stock delivered in payment of an amount due under the performance award or stock appreciation right. The ordinary income recognized will be subject to applicable tax withholding.
Upon selling any Common Stock received by a recipient in payment of an amount due under a performance award or stock appreciation right, such recipient generally will recognize a short- or long-term capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the tax basis in the Common Stock, depending on the holding period for the shares.
Other Stock-Based Awards and Cash-Based Awards.   The tax consequences associated with any other stock-based award or cash-based award granted under the 2014 Plan will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property under the award, the applicable holding period and the recipient’s tax basis.
Income Tax Rates on Capital Gain and Ordinary Income.   Under current tax law, short-term capital gain and ordinary income will be taxable at a maximum federal rate of 37.0%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher effective tax rates. Ordinary compensation income generally will also be subject to the Medicare tax and, under certain circumstances, a social security tax. On the other hand, the relevant long-term capital gain will generally be taxable at a maximum federal rate of 15%.
Effect of Section 162(m) of the Code.   For awards issued prior to 2018, pursuant to Section 162(m) of the Code, we may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year, is our chief executive officer or among one of our three other highest compensated officers for that year other than the chief financial officer. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. Compensation attributable to incentive stock options and non-qualified stock options granted under the 2014 Plan could be treated as qualified performance-based compensation and therefore not be subject to the deduction limit. The Compensation Committee may structure certain performance-based awards utilizing the performance criteria set forth in the 2014 Plan so that payments under such awards may be treated as qualified performance-based compensation. As a consequence of the Tax Cuts and Jobs Act, the performance-based compensation exception to the deduction limit under Section 162(m) will not apply to awards issued after 2017.
Use of New Plan Benefits
The future benefits or amounts that would be received under the 2014 Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. It is anticipated that the additional 400,000 shares reserved pursuant to the Amendment will be granted to executive officers, employees and directors consistent with past practice. This has included awards to executive officers and to directors upon their appointments to such positions, as well as annual awards to directors.
Proposal 5 to approve the 2014 Plan requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal for approval.
The Board of Directors believes that the approval of the amendment to the 2014 Plan is in the best interest of the Company and its stockholders and therefore recommends that stockholders vote “FOR” Proposal 5.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE
2019 ANNUAL MEETING OF STOCKHOLDERS
Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under Rule 14a-8, proposals submitted for inclusion in the Company’s 2019 proxy materials must be received by the Company at 4826 Hunt Street, Pryor, Oklahoma 74361, Attention: Secretary, no later than the close of business on November 23, 2018, in order to be included in the Company’s proxy statement and proxy relating to the 2019 annual meeting. The Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.
Stockholder proposals and nominations for directors made outside of Rule 14a-8 under the Exchange Act may be considered at the 2019 annual meeting of stockholders only if timely notice is given to the Company. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices not more than 120 days and not less than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders, or between January 1, 2019 and January 31, 2019 in the case of the 2019 annual meeting, in accordance with the Company’s amended and restated Bylaws. However, if no annual meeting was held in the previous year or if the annual meeting is called for a date that is not within 30 days before or after the anniversary date, notice by the stockholder must be received before the close of business on the 10th day after the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. The Company’s amended and restated bylaws specify the requirements for the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
CODE OF ETHICS
The Company has a Business Conduct and Ethics Policy (“Code of Ethics”) that applies to all of its directors, officers, and employees, including its senior financial officers, principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. The Company will satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on the Company’s website. A copy of the Code of Ethics is available in the Corporate Governance section of the Company’s website, which can be accessed from the homepage at http://www.orchidspaper.com by selecting “Investors” followed by “Corporate Governance” followed by “Governance Documents.”
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice of Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single Notice of Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to our corporate secretary at 4826 Hunt Street, Pryor, Oklahoma 74361. Stockholders who currently receive multiple copies of the Notice of Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS
Management intends to bring before the meeting only the matters specifically described above and knows of no other matters to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.
By Order of the Board of Directors

Jeffrey S. Schoen President and Chief Executive Officer
March 15, 2018

Appendix A
ORCHIDS PAPER PRODUCTS COMPANY
2014 STOCK INCENTIVE PLAN
Adopted March 9, 2018

ORCHIDS PAPER PRODUCTS COMPANY
STOCK INCENTIVE PLAN
A-i

A-ii

ORCHIDS PAPER PRODUCTS COMPANY
2014 STOCK INCENTIVE PLAN
1.
Purpose of the Plan.

The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Company.
2.
Establishment.

The Plan supersedes and replaces the Orchids Paper Products Company Stock Incentive Plan previously adopted by the Board on April 14, 2005 (the “Prior Plan”), except that the Prior Plan shall remain in effect with respect to Options and restricted stock grants granted under such Prior Plan until such Awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants. The shares of Stock that have been allocated to the Prior Plan and remain available to satisfy Awards under the Prior Plan are now available to satisfy Awards under the Plan.
3.
Definitions.

Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:
a.
“Act”

means the Securities Exchange Act of 1934, as amended, or any successor thereto.
b.
“Award”

means a grant under the Plan of an Option, Stock Appreciation Right, Cash-Based Award or Other Stock-Based Award.
c.
“Award Agreement”

means an agreement entered into between the Company and a Participant setting forth the terms and provisions applicable to Awards granted under the Plan.
d.
“Board”

means the Board of Directors of the Company.
e.
“Cash-Based Award”

means an Award described in Section 8 as a Cash-Based Award.
f.
“Cause”

means unless otherwise provided for in an Award Agreement (i) engaging by Participant in willful misconduct which is materially injurious to Company; (ii) conviction of Participant by a court of competent jurisdiction of, or entry of a plea of nolo contendere with respect to a felony; (iii) engaging by Participant in fraud or dishonesty in connection with the business of Company; (iv) Participant’s abuse of or dependency on alcohol or drugs (illicit or otherwise); or (vi) failure to perform the lawful directives of the Board.
g.
“Change in Control”

means (i) the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; (ii) a change in the ownership of all or substantially all of the Company’s assets, which occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, or (iii) a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.
h.
“Code”

means the Internal Revenue Code of 1986, as amended, or any successor thereto.
i.
“Committee”

means the committee described in Section 6.
j.
“Company”

means Orchids Paper Products Company, a Delaware corporation.
k.
“Disability”

means, unless otherwise provided for in the Award Agreement, (i) in the case of a Participant who is an employee of the Company, the Participant qualifying for long-term disability benefits under any long-term disability program sponsored by the Company in which the Participant participates, and (ii) in the case of a director or consultant, the inability of the director or consultant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee, based upon medical evidence.
l.
“Fair Market Value”

means (i) if there should be a public market for the relevant Stock on the determination date, the arithmetic mean between the high and lows of prices of such Stock as reported on such date on the Composite Tape of the principal national securities exchange or, if applicable, the NASDAQ National Market on which such Stock is listed or admitted to trading, or, if such Stock is not listed or admitted on any national securities exchange or the NASDAQ National Market, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (“NASDAQ”), or if no sale of such shares shall have been reported on the Composite Tape of any national securities exchange or the NASDAQ National Market or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of such shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Stock on such date, the value established by the Committee in good faith.
m.
“Good Reason”

means unless otherwise provided for in an Award Agreement (i) a requirement that Participant permanently relocate to a place of business more than 100 miles from the location of the Company’s principal offices; (ii) a material diminution in Participant’s duties; or (iii) a material diminution or reduction in the Participant’s responsibility or authority (including reporting responsibilities) in connection with the Participant’s employment with the Company.
n.
“Incentive Stock Option”

means a stock option which is an incentive stock option within the meaning of Code Section 422.
o.
“Non-qualified Stock Option”

means a stock option which is not an Incentive Stock Option.

p.
“Option”

means both an Incentive Stock Option and a Non-Qualified Stock Option.
q.
“Other Stock-Based Award”

means an Award granted pursuant to Section 9 and described as an Other Stock-Based Award.
r.
“Parent”

means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.
s.
“Participant”

means an employee, director or consultant of the Company who is selected by the Committee to receive an Award.
t.
“Plan”

means the Orchids Paper Products Company 2014 Stock Incentive Plan, as amended.
u.
“Public Offering”

means the creation of an active trading market in Common Stock by the sale of Common Stock to the public pursuant to a registration statement under the Securities Act of 1933.
v.
“Retirement”

means unless otherwise provided for in an Award Agreement the Participant’s termination of service with the Company on or after attaining age 65 for reasons other than Cause, Good Reason, death or Disability.
w.
“Stock”

means the common stock of the Company.
x.
“Stock Appreciation Right”

means a stock appreciation right described in Section 8.
y.
“Subsidiary”

means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.
4.
Stock Subject to the Plan.

Eight hundred thousand (800,000) shares of Stock have been allocated to the Plan and will be reserved to satisfy Awards under the Plan. The total number of shares of Stock allocated under the Plan includes those shares of Stock available and now rolled over from the Prior Plan to this Plan in the amount of twenty-one thousand four hundred sixteen (21,416). The maximum number of shares of Stock subject to Awards which may be granted during a calendar year to a Participant shall be ten percent (10%) of shares of Stock allocated to the Plan. The maximum aggregate number of shares of Stock subject to Awards which may be allocated to Incentive Stock Options under the Plan shall be one hundred percent (100%) of shares of Stock allocated to the Plan. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any shares of Stock which are used by a Participant as full or partial payment to the Company to satisfy a purchase price related to an

Award shall again be available for the purposes of the Plan. To the extent any shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation, such withheld shares shall again be available for the purposes of the Plan.
5.
Administration.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Company’s success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 5 shall be conclusive.
6.
Committee.

The Committee shall be comprised of directors on the compensation committee of the Board of Directors of the Company (“Board of Directors”). The Committee shall consist of not less than two directors who are both non-employee directors of the Company, within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors,” as defined in Treasury Regulations §1.162-27; provided, however, that if at any time any member of the Committee is not an outside director, as so defined, the Committee may establish a subcommittee, consisting of all members who are outside directors, for all purposes of any Award to a Named Executive Officer, unless the Committee determines that such an Award is not intended to qualify for the Performance-Based Exception. The Board may, from time to time, remove members from, or add members to, the Committee. Any vacancies on the Committee shall be filled by members of the Board. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to non-Employee Directors. However, the Board shall not have exclusive authority with respect to other aspects of non-Employee Director Awards.
A majority of its members shall constitute quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may, to the extent permitted by law, delegate its responsibilities and authority hereunder to an officer of the Company.
The Committee shall be appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee.
7.
Options.

The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
a.
Type of Option.

Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a Parent or a Subsidiary but not to a consultant or other independent contractor. A Non-Qualified Stock Option may be granted to any individual selected by the Committee.

b.
Option Prices.

The purchase price of the Stock under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Option; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted. The purchase price of the Stock under each Non-qualified Stock Option shall be determined from time to time by the Committee, which need not be uniform for all Participants, and shall not be less than 100% of Fair Market Value.
c.
Exercise – Elections and Restrictions.

The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant for a period of at least six months as of the date of tender and registered in his or her name, having a Fair Market Value equal to the cash exercise price of the Option being exercised, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided that, no shares of Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one year and (b) at least two years have elapsed since such prior Incentive Stock Option was granted; and provided further that, unless otherwise specifically provided in an Award Agreement, until such time as a Public Offering shall occur, the only method of payment of the purchase price for an Option shall be cash. The Committee may provide in an Award Agreement that payment in full of the option price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the option price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of any withholding obligations on the part of the Company. The proceeds of sale of Stock subject to the Option are to be added to the general funds of the Company or to the shares of the Stock held in its Treasury, and used for its corporate purposes as the Board shall determine.
d.
Option Terms.

The term of each Option shall not be more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option. Upon exercise of an Option, the Committee shall withhold a sufficient number of shares to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result of such exercise (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company.
e.
Successive Option Grants.

As determined by the Committee, successive option grants may be made to any Participant under the Plan.

f.
Additional Incentive Stock Option Requirements.

The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.
g.
Deferral of Gain on a Non-qualified Stock Option.

In accordance with the terms of the applicable non-qualified deferred compensation plan, if any, in which a Participant is eligible to participate, a Participant may elect to defer any gain realized upon the exercise of a Non-qualified Stock Option. The election to defer the gain must be made in accordance with the applicable non-qualified deferred compensation plan, if any.
h.
Termination of Employment, Service as a Director, or Consulting Arrangement.

The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the Option or Options following termination of his or her employment, service as a director, or consulting arrangement with the Company, a Parent, or its Subsidiaries. Such provisions need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 12, in the event that a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:
i.
Retirement, Death or Disability. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company, Parent, or any Subsidiary terminates by reason of Retirement, death or Disability, to the extent that the Option is not exercisable, all shares covered by his or her Options shall immediately become fully vested and exercisable and shall remain exercisable until the earlier of  (i) the remainder of the term of the Option, or (ii) 12 months after the date of such termination. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Option.

ii.
Termination for Cause. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company, Parent, or any Subsidiary terminates for Cause, all Options granted to such Participant shall expire immediately and all rights to purchase shares (vested or nonvested) under the Options shall cease upon such termination.

iii.
Other Termination. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company terminates for any reason other than Retirement, death, Disability, or for Cause, all then vested and exercisable Options shall remain exercisable from the date of such termination until the earlier of  (i) the remainder of the term of the Option, or (ii) 90 days after the date of such termination. Such Options shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested Options shall be forfeited. Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 7, unless otherwise provided in the Award Agreement.

8.
Stock Appreciation Rights.

a.
Grant Terms.

The Committee may grant a Stock Appreciation Right independent of an Option or in connection with an Option or a portion thereof. A Stock Appreciation Right granted in connection with an Option or a portion thereof shall cover the same shares of Stock covered by the Option, or a lesser number as the Committee may determine. A Stock Appreciation Right shall be subject to the same terms and conditions as an Option, and any additional limitations set forth in this Section 8 or the Award Agreement.

b.
Exercise Terms.

The exercise price per share of Stock of a Stock Appreciation Right shall be an amount determined by the Committee and shall not be less than 100% of Fair Market Value. A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of Stock Appreciation Rights exercised. A Stock Appreciation Right granted in connection with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share for the Option, times the number of shares covered by the Option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a Stock Appreciation Right.
c.
Limitations.

The Committee may impose such conditions upon the exercisability or transferability of Stock Appreciation Rights as it determines in its sole discretion.
d.
Termination of Employment, Service as a Director, or Consulting Arrangement.

The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the Stock Appreciation Right or Stock Appreciation Rights following termination of his or her employment, service as a director, or consulting arrangement with the Company, a Parent, or its Subsidiaries. Such provisions need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 12, in the event that a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:
i.
Retirement, Death or Disability. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company, Parent, or any Subsidiary terminates by reason of Retirement, death or Disability, to the extent that the Stock Appreciation Right is not exercisable, all of his or her Stock Appreciation Rights shall immediately become fully vested and exercisable and shall remain exercisable until the earlier of  (i) the remainder of the term of the Stock Appreciation Right, or (ii) 12 months after the date of such termination. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Stock Appreciation Right.

ii.
Termination for Cause. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company, Parent, or any Subsidiary terminates for Cause, all Stock Appreciation Rights granted to such Participant shall expire immediately and all rights thereunder shall cease immediately.

iii.
Other Termination. In the event that a Participant’s employment, service as a director or consulting arrangement with the Company terminates for any reason other than Retirement, death, Disability, or for Cause, all then vested and exercisable Stock Appreciation Rights shall remain exercisable from the date of such termination until the earlier of  (i) the remainder of the term of the Stock Appreciation Right, or (ii) 90 days after the date of such termination. Such Stock Appreciation Rights shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested Stock Appreciation Rights shall be forfeited. Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 8, unless otherwise provided in the Award Agreement.

9.
Other Stock-Based Awards and Cash-Based Awards.

The Committee may, in its sole discretion, grant Awards of Stock, restricted Stock and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant Cash-Based Awards, which shall have a value as may be determined by the Committee. Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive one or more shares of Stock (or the cash-equivalent thereof) upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement.
10.
Performance-Based Awards.

To the extent applicable, the Committee may, in its sole and absolute discretion, determine that certain Other Stock-Based Awards and/or Cash-Based Awards should be subject to such requirements so that they are deductible by the Company under Code Section 162(m). If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 10, as provided in the Award Agreement. A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. The performance measures to be used for purposes of a Performance-Based Award shall be chosen by the Committee, in its sole and absolute discretion, from among the following: earnings per share of Stock; book value per share of Stock; net income (before or after taxes); operating income; return on invested capital, assets or equity; cash flow return on investments which equals net cash flows divided by owners’ equity; earnings before interest or taxes; gross revenues or revenue growth; market share; expense management; improvements in capital structure; profit margins; Stock price; total shareholder return; free cash flow; or working capital. The performance measures may relate to the Company, a Parent, a Subsidiary, or one or more units of such an entity.
The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. The Committee shall have the discretion to adjust Performance-Based Awards downward.
11.
Nontransferability of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws or descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable.
12.
Adjustments Upon Changes in Capitalization or Corporation Acquisitions.

Notwithstanding any other provisions of the Plan, the Award Agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding Award and the exercise prices, if applicable, in the event of changes in the outstanding Stock by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which Awards may be granted to an individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company, a Parent or a Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

In the event of a Change in Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:
(1) Accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of the date selected by the Committee;
(2) Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan.
13.
Amendment and Termination.

The Board may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval by the holders of Stock, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 13), or change the class of employees to whom Incentive Stock Options may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 6. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.
14.
Effectiveness of the Plan.

The Plan shall become effective upon adoption by the Board subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of Awards may be made prior to such shareholder approval but all Award grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.
15.
Time of Granting of an Award.

An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board); provided that, such Award is evidenced by a written Award Agreement duly executed on behalf of the Company and on behalf of the Participant within a reasonable time after the date of the Committee action.
16.
Term of Plan.

This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board and no Award shall be granted hereunder after the expiration of such ten-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.
17.
No Right To Continued Employment.

Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his or her employment at any time.
18.
Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law.
*   *   *
The foregoing Plan was approved and adopted by the Board on March 9, 2018.

t FOLD AND DETACH HERE AND READ THE REVERSE SIDE tPROXYORCHIDS PAPER PRODUCTS COMPANYPROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 30, 2018THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATEDThe undersigned hereby constitutes and appoints Jeffrey S. Schoen as proxy with full power of substitution, to represent andvote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) ofOrchids Paper Products Company (the “Company”) in such manner as he may determine on any matters which may properlycome before the Annual Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directedby the undersigned. The Annual Meeting will be held at 600 3rd Avenue, 42nd Floor, New York, New York 10016 on April 30,2018 at 1:00 P.M. EST, and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OFDIRECTORS, “FOR” PROPOSALS 2, 3, 4, AND 5. IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTEFOR ANY NOMINEE IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL 1. THE PROXIES ARE AUTHORIZEDTO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THEANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.(Continued and to be marked, dated and signed on the reverse side)Important Notice Regarding the Availability of Proxy Materials for theAnnual Meeting of Stockholders to be held April 30, 2018The Proxy Statement and our 2017 Annual Report to Stockholders are available at:http://www.viewproxy.com/OrchidsPaper/2018

DO NOT PRINT IN THIS AREA(Shareholder Name & Address Data)t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. tDate __________________________________________________________Signature ______________________________________________________Signature ______________________________________________________(Joint Owners)Note: Please sign exactly as your name or names appear on this card.Joint owners should each sign personally. If signing as a fiduciary orattorney, please give your exact title.Proposal I – the election of seven directors for one-year term expiring at the conclusion of theCompany’s annual meeting in 2019;01. Steven R. Berlin FOR AGAINST ABSTAIN02. Mario Armando Garcia FOR AGAINST ABSTAIN03. John C. Guttilla FOR AGAINST ABSTAIN04. Douglas E. Hailey FOR AGAINST ABSTAIN05. Elaine MacDonald FOR AGAINST ABSTAIN06. Mark H. Ravich FOR AGAINST ABSTAIN07. Jeffrey S. Schoen FOR AGAINST ABSTAINProposal II – to approve, by advisory vote, our executive compensation;FOR AGAINST ABSTAINProposal III – to ratify the appointment of HoganTaylor LLP as the Company’sindependent registered public accounting firm for 2018;FOR AGAINST ABSTAINProposal IV – to vote on a proposal to amend the Company’s Certificate ofIncorporation to provide that directors are removable with or without cause;FOR AGAINST ABSTAINProposal V – to approve an amendment to the Company’s 2014 Stock IncentivePlan; andFOR AGAINST ABSTAINTo transact such other business as may properly come before the meeting or anyadjournments thereof.CONTROL NUMBERPlease indicate if youplan to attend this meetingPROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet or TelephoneINTERNETVote Your Proxy on the Internet:Go to www.AALvote.com/TISHave your proxy card availablewhen you access the abovewebsite.Follow the prompts tovote your shares.TELEPHONEVote Your Proxy by Phone:Call 1 (866) 804-9616Use any touch-tone telephone tovote your proxy. Have your proxycard available when you call.Follow the voting instructions tovote your shares.MAILVote Your Proxy by Mail:Mark, sign, and date your proxycard, then detach it, and returnit in the postage-paid envelopeprovided.CONTROL NUMBERPlease mark votes as in this exampleAs a stockholder of Orchids Paper Products Company, you have the option of voting your shares electronicallythrough the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizesthe named proxies to vote your shares in the same manner as if you marked, signed, dated and returned theproxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m.,Eastern Standard Time, on April 29, 2018.THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3, 4, and 5.